SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

☐	Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Xylem Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

1133 Westchester Avenue

Suite N200

White Plains, NY 10604-3543

March —, 2013

Dear Fellow Shareowners:

Enclosed are the Notice of Annual Meeting and Proxy Statement for Xylem’s 2013 Annual Meeting of Shareowners to be held on May 7, 2013 (the “Annual Meeting”). This year’s meeting is intended to address only the business included on the agenda. Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting and Proxy Statement, which provide information required by applicable laws and regulations.

Your vote is important and we encourage you to vote whether you are a registered owner or a beneficial owner.

In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to shareowners. Because we are using the Internet, most shareowners will not receive paper copies of our proxy materials. We will instead send these shareowners a notice with instructions for accessing the proxy materials and voting via the Internet. This notice also provides information on how shareowners may obtain paper copies of our proxy materials if they so choose. We believe the use of the Internet makes the proxy distribution process more efficient and less costly, and helps in conserving natural resources.

If you are the registered owner of Xylem common stock, you may vote your shares by making a toll-free telephone call or using the Internet. Details of these voting options are explained in the attached Proxy Statement and proxy card. If you choose to receive paper copies of our proxy materials, you can vote by completing and returning the enclosed proxy card by mail as soon as possible.

If you are a beneficial owner and someone else - such as your bank, broker or trustee - is the owner of record, the owner of record will communicate with you about how to vote your shares.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. If you are a registered owner of Xylem common stock and do not plan to vote in person at the Annual Meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting. Your vote is important.

Sincerely,

Gretchen W. McClain President and Chief Executive Officer	Markos I. Tambakeras Chairman

1133 Westchester Avenue

Suite N200

White Plains, NY 10604-3543

March —, 2013

NOTICE OF 2013 ANNUAL MEETING OF SHAREOWNERS

Time:	11:00AM (EDT), Tuesday, May 7, 2013

Place:	The Hilton Westchester, 699 Westchester Avenue, Rye Brook, NY 10573.

Items of Business:	1. Election of the three Class II Directors named in the attached Proxy Statement as members of the Board of Directors.

2. Ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2013.

3. To approve, in a non-binding vote, the compensation of our named executive officers.

4. To vote on a management proposal to declassify the Board of Directors starting in 2016.

5. To vote on a shareowner proposal to allow shareowners to call a Special Meeting.

6. To transact such other business as may properly come before the meeting.

Who May Vote:	You can vote if you were a shareowner at the close of business on March 13, 2013, the record date.

Annual Report to Shareowners including Annual Report on Form 10-K:	Copies of our Annual Report to Shareowners including our 2013 Annual Report on Form 10-K, are made available to shareowners.

Mailing or Availability Date:	Beginning on or about March —, 2013, this Notice of Annual Meeting and the 2013 Proxy Statement are being mailed or made available, as the case may be, to shareowners of record on March 13, 2013.

About Proxy Voting:	Your vote is important. Proxy voting permits shareowners unable to attend the Annual Meeting to vote their shares through a proxy. Most shareowners are unable to attend the Annual Meeting. By appointing a proxy, your shares will be represented and voted in accordance with your instructions. If you do not provide instructions on how to vote, the proxies will vote as recommended by the Board of Directors. Most shareowners will not receive paper copies of our proxy materials and can vote their shares by following the Internet voting instructions provided on the Notice of Internet Availability of Proxy Materials. If you are a registered owner and requested a paper copy of the proxy materials, you can vote your shares by proxy by completing and returning your proxy card or by following the Internet or telephone voting instructions provided on the proxy card. Beneficial owners who received or requested a paper copy of the proxy materials may vote their shares by completing and submitting voting instructions on the voting instruction form, or by following the Internet or telephone voting instructions provided on the voting instruction form. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting by following the instructions in this Proxy Statement and on the proxy card.

By order of the Board of Directors,

Christian S. Na

Senior Vice President, General Counsel

and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareowners Meeting to be held on Tuesday, May 7, 2013. The Company’s 2013 Proxy Statement and 2012 Annual Report on Form 10-K will be available online at https://www.proxyvote.com.

2013 PROXY STATEMENT

Why did I receive these proxy materials?    Beginning on or about March —, 2013, this Proxy Statement is being mailed or made available via the internet, to shareowners of record as of the close of business on March 13, 2013, the record date, as part of the Board of Directors’ solicitation of proxies for Xylem Inc.’s (hereinafter referred to as “Xylem” or the “Company”) Annual Meeting and any postponements or adjournments thereof, and the expenses of solicitation of the proxies will be borne by Xylem. This Proxy Statement and Xylem’s 2012 Annual Report to Shareowners, which includes the Annual Report on Form 10-K (which have been made available to shareowners eligible to vote at the Annual Meeting), contain information that the Board of Directors believes offers an informed view of the Company.

Who is entitled to vote?    You can vote if you owned shares of the Company’s common stock as of the close of business on March 13, 2013, the record date.

What items of business will I be voting on?    You are voting on the following items of business, which are described in more detail later in this Proxy Statement:

1.	Election of the three Class II Directors named in this Proxy Statement as members of the Board of Directors.

2.	Ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2013.

3.	To approve, in a non-binding vote, the compensation of our named executive officers (“NEOs”).

4.	Management proposal to declassify the Board of Directors starting in 2016.

5.	Shareowner proposal to allow shareowners to call a Special Meeting.

6.	To transact such other business as may properly come before the Meeting.

INFORMATION ABOUT VOTING

How do I vote?    If you are a registered owner, you can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting. If you are a beneficial owner, you may vote by submitting voting instructions to your bank, broker, trustee or other nominee. If you are a beneficial owner and your shares are held in a bank or brokerage account, you will need to obtain a proxy, executed in your favor, from your bank or broker to be able to vote in person at the Annual Meeting. If you are a beneficial owner and your shares are held through any of the Xylem savings plans for salaried or hourly employees, your shares cannot be voted in person at the Annual Meeting, but your plan trustee will vote the Xylem shares credited to your savings plan account in accordance with your voting instructions.

What are the proxy voting procedures?    If you vote by proxy, you can vote by following the voting procedures on the proxy card. You may vote:

•	By the Internet,

•	By Telephone, by calling from the United States, or

•	By Mail.

Why does the Board solicit proxies from shareowners?    Since it is impractical for all shareowners to attend the Annual Meeting and vote in person, the Board of Directors solicits proxies so that, by appointing the two people named on the accompanying proxy card to act as your proxies at the Annual Meeting, your vote may be counted at the Annual Meeting.

How do the proxies vote?    The proxies vote your shares in accordance with your voting instructions. If you appoint the proxies but do not provide voting instructions, they will vote as recommended by the Board of Directors. If any other matters not described in this Proxy Statement are properly brought before the meeting for a vote, the proxies will use their discretion in deciding how to vote on those matters.

How many votes do I have?    You have one vote for every share of Xylem common stock that you own.

How does the Board of Directors recommend that I vote on the proposals?    The Board of Directors recommends a vote:

•	FOR the election of each of the three nominees of the Board of Directors (Proposal 1).

•	FOR the ratification of the appointment of Deloitte & Touche LLP as Xylem’s Independent Registered Public Accounting Firm for 2013 (Proposal 2).

•	FOR the approval of the compensation of our NEOs (Proposal 3).

•	FOR the management proposal to declassify the Board of Directors starting in 2016 (Proposal 4).

•	AGAINST the shareowner proposal to allow shareowners to call a Special meeting (Proposal 5).

What if I change my mind?    You can revoke your proxy at any time before it is exercised by mailing a new proxy card with a later date or casting a new vote on the Internet or by telephone, as applicable. You can also send a written revocation to the Corporate Secretary at our principal executive office address listed on the Notice of the Annual Meeting. If you come to the Annual Meeting, you can ask that the proxy you submitted earlier not be used.

What is a “broker non-vote”?    The New York Stock Exchange (“NYSE”) has rules that govern brokers who have record ownership of listed company stock held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary” or “routine” matters) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary” or “non-routine” matters). The broker’s inability to vote with respect to the non-discretionary matters to which the broker has not received instructions from the beneficial owner is referred to as a “broker non-vote.” Under current NYSE interpretations, Proposal 2, the ratification of Deloitte as the Company’s Independent Registered Public Accounting Firm, is considered a discretionary or routine matter; accordingly, a broker who does not receive voting instructions on Proposal 2 would have the discretion to vote uninstructed shares. Proposals 1, 3, 4 and 5 are considered non-discretionary or non-routine matters; accordingly, your broker does not have the discretion to vote uninstructed shares on Proposals 1, 3, 4 and 5.

There are five formal items scheduled to be voted upon at the Annual Meeting as listed on page 1. As of the date of this Proxy Statement, the Board of Directors is not aware of any business other than as described in this Proxy Statement that will be presented for a vote at the Annual Meeting.

What is the voting requirement to approve each item scheduled to be voted upon at the Annual Meeting?    The Amended and Restated Articles of Incorporation as well as the By-laws of Xylem provide that in uncontested elections, Director nominees shall be elected by a majority of the votes cast. The By-laws provide that in uncontested elections, any Director nominee who fails to be elected by a majority, but who also is a Director at the time, shall promptly provide a written resignation, as a holdover Director, to the Chairman of the Board or the Corporate Secretary. The Nominating and Governance Committee (or the equivalent committee then in existence) shall promptly consider the resignation and all relevant facts and circumstances concerning any vote, and the best interests of the Company and its shareowners, and shall make a recommendation as to whether the Board should accept such resignation. The Board will act on the Nominating and Governance Committee’s recommendation no later than its next regularly scheduled Board meeting or within 90 days after certification of the shareowner vote, whichever is earlier, and the Board will promptly publicly disclose its decision and the reasons for its decision.

Proposals 2, 3, 4 and 5 require that the votes cast in favor of each respective proposal exceed the votes cast against the proposal.

Proposals 2 and 3 are advisory in nature and are non-binding.

Abstentions will have no effect on the outcomes of Proposals 1, 2, 3, 4 and 5. In addition, broker non-votes will have no effect on the outcomes of Proposals 1, 3, 4 and 5.

How many shares of Xylem stock are outstanding?    As of the close of business on March 13, 2013, the record date, — shares of Xylem common stock were outstanding.

How many holders of Xylem outstanding shares must be present to hold the Annual Meeting?    In order to conduct business at the Annual Meeting, it is necessary to have a quorum. To have a quorum, shareowners entitled to cast a majority of votes at the Annual Meeting must be present in person or by proxy. Under Indiana law, the law of the state where the Company is incorporated, broker non-votes and abstentions are counted to determine whether there is a quorum present.

How should I vote?    With respect to Proposals 1, 2, 3, 4 and 5, you may vote for, against or abstain from voting.

What is the difference between a beneficial owner and a registered owner?    If shares you own are held in Xylem’s savings plan for salaried or hourly employees, a stock brokerage account, bank or by another holder of record, you are considered the “beneficial owner” because someone else holds the shares on your behalf. If the shares you own are held in a Morgan Stanley Smith Barney account for restricted shares or registered in your name directly with Wells Fargo Shareowner Services (or formerly with Computershare), our transfer agent, you are the registered owner and the “shareowner of record.”

How do I vote if I am a participant in Xylem’s savings plans for salaried or hourly employees?    If you participate in any of the Xylem savings plans for salaried or hourly employees, your plan trustee will vote the Xylem shares credited to your savings plan account in accordance with your voting instructions. The trustee votes the shares on your behalf because you are the beneficial owner, not the shareowner of record, of the savings plan shares. The trustee votes the savings plan shares for which no voting instructions are received (“Undirected Shares”) in the same proportion as the shares for which the trustee receives voting instructions. Under the savings plans, participants are “named fiduciaries” to the extent of their authority to direct the voting of Xylem shares credited to their savings plan accounts and their proportionate share of Undirected Shares. By submitting voting instructions by telephone, the Internet or by signing and returning the voting instruction card, you direct the trustee of the savings plans to vote these shares, in person or by proxy at the Annual Meeting. Xylem salaried or hourly plan participants should mail their confidential voting instruction card to Broadridge Financial Solutions, Inc. (“Broadridge”), acting as tabulation agent, at 51 Mercedes Way, Edgewood, New York 11717, or vote by telephone or the Internet. Instructions for Xylem savings plan shares must be received by Broadridge no later than 11:59 p.m. Eastern Time on May 5, 2013, two days before the Annual Meeting.

I participate in the Xylem savings plan for salaried employees and am a shareowner of record of shares of Xylem common stock. How many proxy cards will I receive?    You will receive only one proxy card. Your Xylem savings plan shares and any shares you own as the shareowner of record will be set out separately on the proxy card.

How many shares are held by participants in the Xylem employee savings plans?    As of the close of business on March 13, 2013, the record date, JPMorgan Chase & Co., as the trustee for the salaried employee savings plan, held — shares of Xylem common stock (approximately —% of the outstanding shares) and JPMorgan Chase & Co., as the trustee for the hourly employees savings plan, held — shares of Xylem common stock (approximately —% of the outstanding shares).

Who counts the votes? Is my vote confidential?    Representatives of Broadridge count the votes. A Representative of American Election Services, LLC will act as Inspector of Elections for the Annual Meeting. The Inspector of Elections monitors the voting and certifies whether the votes of shareowners are kept in confidence in compliance with Xylem’s confidential voting policy.

Who solicits proxies?    Directors, officers or other regular employees of Xylem may solicit proxies from shareowners in person or by telephone, facsimile transmission or other electronic communication.

How does a shareowner submit a proposal for the 2014 Annual Meeting to be held in 2014?    Rule 14a-8 of the Securities Exchange Act of 1934, or the “Exchange Act,” establishes the eligibility requirements and the procedures that must be followed for a shareowner proposal to be included in a public company’s proxy materials. Under the rule, if a shareowner wants to include a proposal in Xylem’s proxy materials for its Annual

Meeting of Shareowners to be held in 2014, the proposal must be received by Xylem at its principal executive offices on or before November —, 2013 and comply with eligibility requirements and procedures.

In addition, the Company’s By-laws permit shareowners to nominate Directors and present other business for consideration at the Annual Meeting. To make a Director nomination or present other business for consideration at the Annual Meeting to be held in 2014, you must submit a timely notice in accordance with the procedures described in the Company’s By-laws. To be timely under Sections 1.3 and 2.2 of our By-laws, notice of Director nomination or any other business for consideration at the annual shareowners’ meeting must be received by our Corporate Secretary at our principal executive office no less than 90 days and no more than 120 days prior to the date we released our Proxy Statement to shareowners in connection with the prior year’s meeting. Therefore, to be presented at our Annual Meeting to be held in 2014, such a proposal must be received on or after November —, 2013, but not later than December —, 2013. In the event that the date of the Annual Meeting to be held in 2014 is changed by more than 30 days from the anniversary date of this year’s Annual Meeting, such notice must be received not later than 120 calendar days prior to the Annual Meeting to be held in 2014 or 10 calendar days following the date on which public announcement of such Annual meeting is first made. If notice is not received at our principal executive offices in accordance with the advance notice provisions of our By-laws, the persons appointed by our Board as its proxies will have the right to exercise discretionary voting authority with respect to a proposal, as provided for under Rule 14a-4 of the Exchange Act. The nomination and notice must meet all other qualifications and requirements of the Company’s Corporate Governance Principles and Charters, By-laws and Regulation 14A of the Exchange Act. The nominee will be evaluated by the Nominating and Governance Committee of the Board using the same standards as it uses for all Director nominees. These standards are discussed in further detail in “Director Selection and Composition” starting on page 22. No one may be nominated for election as a Director after he or she has reached 72 years of age.

Internet Availability of Proxy Materials

In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to shareowners. Because we are using the Internet, most shareowners will not receive paper copies of our proxy materials. We will instead send shareowners a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and 2012 Annual Report on Form 10-K, and voting via the Internet. The Notice of Internet Availability of proxy materials also provides information on how shareowners may obtain paper copies of our proxy materials if they so choose.

We also make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.xyleminc.com) and click on “Financial Information” under the “Investors” heading, and then click on “SEC Filings”. Copies of our Annual Report on Form 10-K for the year ended December 31, 2012, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareowners upon written request addressed to:

Corporate Secretary

Xylem Inc.

1133 Westchester Avenue

Suite N200

White Plains, NY 10604

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareowners sharing the same address and the same last name by delivering a single proxy statement or a single notice addressed to those shareowners. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareowners sharing a same address, unless contrary instructions have been received from the affected shareowners. Once you have received notice from your broker that they will be householding materials sent to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice in the future, please contact Broadridge, either by calling toll-free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation request.

Any shareowners of record sharing the same address and currently receiving multiple copies who wish to receive only one copy of these materials per household in the future, may contact us by writing to: Corporate Secretary, Xylem Inc., 1133 Westchester Avenue, Suite N200, White Plains, NY 10604; or by emailing: investor.relations@xyleminc.com.

STOCK OWNERSHIP GUIDELINES

The Board of Directors’ share ownership guidelines currently provide for share ownership levels at five times the annual cash retainer amount. Non-Management Directors currently receive a portion of their retainer in restricted stock units (“RSUs”), which are paid in shares upon vesting. Non-Management Directors are encouraged to hold such shares until their total share ownership meets or exceeds the ownership guidelines.

The corporate officer share ownership guidelines provide for share ownership levels to a specific multiple of the corporate officer’s current annual base salary. The current ownership level requirements are as follows:

Stock Ownership Guidelines Summary

Non-Management Directors	5 X Annual Cash Retainer Amount
Chief Executive Officer	5 X Annual Base Salary
Chief Financial Officer	3 X Annual Base Salary
Senior Vice Presidents	2 X Annual Base Salary
Vice Presidents	1 X Annual Base Salary

The guidelines specify the desired levels of Company stock ownership and encourage a set of behaviors for each officer to reach the guideline levels.

In achieving these ownership levels, shares owned outright, Company restricted stock and RSUs, shares held in the Company’s dividend reinvestment plan, shares owned in the Xylem Retirement Savings Plan for Salaried Employees, and “phantom” shares held in a fund that tracks an index of the Company’s stock in the deferred compensation plan, are all considered. To attain the ownership levels set forth in the guidelines, it is expected that any restricted shares that become unrestricted will be held, that RSUs will be held, and that all shares acquired through the exercise of stock options will be held, except, in all cases, to the extent necessary to meet tax obligations.

Stock ownership guidelines for corporate officers will be reviewed annually. Compliance with the guidelines will be monitored periodically. Non-Management Directors and Company corporate officers are given five years from the date they first become subject to a particular level of stock ownership to meet the ownership requirements. The Company has taken the individual tenure and stock ownership levels of Non-Management Directors and corporate officers into account in determining compliance with the guidelines. All Non-Management Directors and Company corporate officers have met or are on track to meet their ownership requirements.

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND

CERTAIN BENEFICIAL OWNERS

Directors and Executive Officers

The following table shows, as of January 31, 2013, the beneficial ownership of Xylem common stock by each Director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group. The percentage calculations below are based on a Xylem outstanding share number of 186,159,624. The number of shares beneficially owned by each Non-Management Director or executive officer has been determined under the rules of the SEC, which provide that beneficial ownership includes any shares as to which a person has sole or shared voting or dispositive power, and any shares of which the person would have the right to acquire through beneficial ownership within 60 days by the exercise of any stock option or other right. Unless otherwise indicated, each Non-Management Director or executive officer has sole dispositive and voting power or shares those powers with his or her spouse.

Name of Beneficial Owner	Total Shares Beneficially Owned (1)		Percentage of Class
Curtis J. Crawford	56,081	(2)	*
Robert F. Friel	0	(3)	*
John J. Hamre	43,885	(4)	*
Victoria D. Harker	1,830		*
Sten E. Jakobsson	1,281		*
Steven R. Loranger	707,973	(5)	*
Edward J. Ludwig	5,830		*
Surya N. Mohapatra	21,265	(6)	*
Markos I. Tambakeras	43,443	(7)	*
Angela A. Buonocore	130,933	(8)	*
Michael L. Kuchenbrod	130,385	(9)	*
Gretchen W. McClain	661,244	(10)	*
Kenneth Napolitano	138,263	(11)	*
Michael T. Speetzen	133,764	(12)	*
All Directors and Executive Officers as a Group (20 persons) (12)	2,261,187	(13)	1.2%

*	Less than 1%

(1)	With respect to certain Non-Management Directors, total shares beneficially owned includes RSUs that vested but are deferred until a later date or retirement.

(2)	Includes options exercisable into 14,970 shares within 60 days of January 31, 2013 and 3,550 vested but deferred RSUs.

(3)	Mr. Friel joined the Board of Directors on December 12, 2012.

(4)	Includes options exercisable into 8,520 shares within 60 days of January 31, 2013 and 8,708 vested but deferred RSUs.

(5)	Includes 50,551 shares held by a family trust of which Mr. Loranger’s spouse is the trustee and 14,973 shares held by a family trust of which Mr. Loranger is the trustee and disclaims beneficial ownership, and options exercisable into 487,190 shares within 60 days of January 31, 2013.

(6)	Includes options exercisable into 10,470 shares within 60 days of January 31, 2013 and 1,355 vested but deferred RSUs.

(7)	Includes 17,595 shares held by a family trust of which Mr. Tambakeras and his spouse are co-trustees and as to which Mr. Tambakeras disclaims beneficial ownership, and options exercisable into 14,970 shares within 60 days of January 31, 2013.

(8)	Includes options exercisable into 88,236 shares within 60 days of January 31, 2013.

(9)	Includes options exercisable into 93,013 shares within 60 days of January 31, 2013.

(10)	Includes options exercisable into 342,215 shares within 60 days of January 31, 2013.

(11)	Includes options exercisable into 104,632 shares within 60 days of January 31, 2013.

(12)	Includes options exercisable into 73,381 shares within 60 days of January 31, 2013.

(13)	Includes options exercisable into 1,367,293 shares within 60 days of January 31, 2013 and 13,613 vested but deferred RSUs.

Certain Beneficial Owners

Set forth below is information regarding any person known by us to be the beneficial owner of more than five percent of our outstanding common stock. This information does not include holdings by the trustee with respect to individual participants in the Xylem Retirement Savings Plan for Salaried Employees.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of Class
Barrow, Hanley, Mewhinney & Strauss, LLC(1)	13,981,052	7.53
2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761
BlackRock, Inc.(2)	13,667,129	7.36
40 East 52nd Street, New York, NY 10022
The Vanguard Group, Inc.(3)	10,757,418	5.78
100 Vanguard Blvd., Malvern, PA 19355
Vanguard Windsor Funds – Vanguard Windsor II Fund(4)	9,950,502	5.35
100 Vanguard Blvd., Malvern, PA 19355

(1)	As reported on Schedule 13G filed on February 11, 2013, Barrow, Hanley, Mewhinney & Strauss, LLC has sole voting power with respect to 2,455,750 shares, shared voting power with respect to 11,525,302 shares, and sole dispositive power with respect to 13,981,052 shares.

(2)	As reported on Schedule 13G filed on February 8, 2013, BlackRock, Inc. has sole voting and dispositive power with respect to 13,667,129 shares.

(3)	As reported on Schedule 13G filed on February 11, 2013, The Vanguard Group, Inc. has sole voting power and shared dispositive power with respect to 333,476 shares and sole dispositive power with respect to 10,451,072 shares.

(4)	As reported on Schedule 13G filed on January 30, 2013, Vanguard Windsor Funds – Vanguard Windsor II Fund has sole voting power with respect to 9,950,502 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s executive officers and directors, and any persons beneficially owning more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC within specified time periods. To the Company’s knowledge, based upon a review of the copies of the reports furnished to the Company and written representations that no other reports were required, all filing requirements were satisfied in a timely manner for the year ended December 31, 2012, with the exception of one Form 4 reporting one transaction for each of Mr. Markos I. Tambakeras, Mr. Steven R. Loranger and Mr. Michael L. Kuchenbrod, which were not filed on a timely basis due to administrative error.

PROPOSALS TO BE VOTED ON AT THE 2013 ANNUAL MEETING

Proposal 1 — Election of Directors

Our Amended and Restated Articles of Incorporation currently provide for a Board of Directors divided into three classes, which currently consists of ten members. As of the date of this proxy statement, Curtis J. Crawford, John J. Hamre, Robert F. Friel and Surya N. Mohapatra constitute a class with a term that expires at the Annual Meeting of Shareowners in 2013 (the “Class II Directors”); Sten E. Jakobsson, Steven R. Loranger and Edward J. Ludwig constitute a class with a term that expires at the Annual Meeting of Shareowners in 2014 (the “Class III Directors”); and Victoria D. Harker, Gretchen W. McClain and Markos I. Tambakeras constitute a class with a term that expires at the Annual Meeting of Shareowners in 2015 (the “Class I Directors”). John J. Hamre will not stand for election at the Annual Meeting and, accordingly, his term as a Class II Director will end at the 2013 Annual Meeting of Shareowners. On December 12, 2012, the Board elected Robert F. Friel to serve as a Class II Director and increased the size of the Board from nine directors to ten at that time. The Board intends to decrease the size of the Board back to nine members at the expiration of John J. Hamre’s term.

Director Nominees

The Board of Directors has considered and nominated the following slate of Class II nominees for a three-year term expiring in 2016. Each nominee is currently serving as a Director of Xylem: Curtis J. Crawford, Robert F. Friel, and Surya N. Mohapatra. Action will be taken at the Annual Meeting for the election of these three nominees. It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of the nominees except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election due to any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

BOARD RECOMMENDATION: The Board of Directors recommends that you vote FOR the election of each of the following three Class II nominees:

The following information describes the offices held, other business directorships, and the class and term of each nominee.

Class II — Directors Whose Term Expires in 2013

Curtis J. Crawford, Ph.D. President and Chief Executive Officer, XCEO, Inc.      Curtis J. Crawford, 65, has served on our Board of Directors since October 31, 2011. Dr. Crawford was a Director of ITT Corporation from 1996 until October 2011. He is a Director of E.I. DuPont de Nemours and Company and ON Semiconductor Corporation. Dr. Crawford was previously a Director of Agilysys, Inc. from April 2005 to June 2008. Dr. Crawford is President and Chief Executive Officer of XCEO, Inc., which provides professional mentoring, personal leadership and governance programs. From April 1, 2002 to March 31, 2003, he served as President and Chief Executive Officer of Onix Microsystems, a private photonics technology company. He was Chairman of the Board of Directors of ON Semiconductor Corporation from September 1999 until April 1, 2002. Previously, he was President and Chief Executive Officer of ZiLOG, Inc. from 1998 to 2001 and its Chairman from 1999 to 2001. Dr. Crawford also has extensive executive experience with AT&T Corporation and IBM Corporation. He is a member of the Board of Trustees of DePaul University. He holds a bachelor’s degree in business administration and computer science and a master’s degree from Governors State University, a master of business administration from DePaul University and a Ph.D. from Capella University. Governors State University awarded him an honorary doctorate in 1996 and he received an honorary doctorate degree from DePaul University in 1999. Dr. Crawford is an expert on corporate governance and the author of three books on leadership and corporate governance and has significant experience leading high-technology companies. Dr. Crawford has also served as a Director in other public companies providing additional relevant experience in serving on our Board of Directors.

Robert F. Friel

Chairman, President and Chief Executive Officer of PerkinElmer, Inc.

Robert F. Friel, 57, has served on our Board of Directors since December 12, 2012. Mr. Friel has served as Chief Executive Officer of PerkinElmer, Inc. since February 2008 and on its Board since 2006, serving as Vice Chairman until he was appointed Chairman in April 2009. Mr. Friel joined PerkinElmer in February 1999 as Senior Vice President and Chief Financial Officer. In 2004, he was named Executive Vice President and Chief Financial Officer with responsibility for business development and information technology, in addition to his oversight of the finance function. In January 2006, he was named President of Life and Analytical Sciences and in July 2007 he was named President and Chief Operating Officer until being named CEO. From 1980 to 1999, he held several senior management positions with AlliedSignal, Inc., now Honeywell International. Mr. Friel holds a Bachelor of Arts degree in economics from Lafayette College and a Master of Science degree in taxation from Fairleigh Dickinson University. He serves on the Board of Directors of CareFusion Corporation, as well as on the National Board of Trustees for the March of Dimes. Mr. Friel has extensive experience in global industries as well as executive and financial leadership experience. He is a former member of the Board of Directors at Millennium Pharmaceuticals, Inc. and Fairchild Semiconductor, Inc., providing additional relevant experience in serving on our Board of Directors.

                                                Surya N. Mohapatra, Ph.D.
                                                Former Chairman, President, and Chief Executive Officer of Quest Diagnostics
                                                Incorporated

Surya N. Mohapatra, 63, has served on our Board of Directors since October 31, 2011. Dr. Mohapatra served as a Director of ITT Corporation from 2008 to October 2011. He served as Chairman of the Board of Quest Diagnostics Incorporated from December 2004 to April 2012. Dr. Mohapatra was appointed President and Chief Operating Officer of Quest Diagnostics in June 1999, a Director in 2002 and as its Chief Executive Officer in May 2004. Dr. Mohapatra joined Quest Diagnostics as Senior Vice President and Chief Operating Officer in 1999. Prior to joining Quest Diagnostics, Dr. Mohapatra was Senior Vice President and a member of the executive committee of Picker International, a worldwide leader in advanced medical imaging technologies, where he served in various executive positions during his 18-year tenure. Dr. Mohapatra is a Trustee of the Rockefeller University and a member of the Corporate Advisory Board of Johns Hopkins Carey Business School and serves as an Executive-in-Residence at Columbia Business School. Dr. Mohapatra holds a bachelor’s degree in electrical engineering from Regional Engineering College (Rourkela)/Sambalpur University in India. Additionally, he holds a master’s degree in medical electronics from the University of Salford, England, as well as a doctorate in medical physics from the University of London and The Royal College of Surgeons of England. Dr. Mohapatra has extensive international business experience with a wide-ranging operational and strategic knowledge and has a strong technical background, with an emphasis on Six-Sigma quality and customer-focused business practices. Dr. Mohapatra has also served as a Director in other public companies providing additional relevant experience in serving on our Board of Directors.

Continuing Members of the Board of Directors

The following information describes the offices held, other business directorships, and the class and term of each director whose term continues beyond the 2013 Annual Meeting and who is not subject to election this year.

Class III — Directors Whose Term Expires in 2014

                                                Sten E. Jakobsson
                                                Former President and Chief Executive Officer, ABB AB

Sten E. Jakobsson, 64, has served on our Board of Directors since October 31, 2011. Mr. Jakobsson has served on the Board of Stena Metall AB since 2005, on the Board of SAAB AB since 2008, on the Board of FLSmidth&Co A/S since 2011 and is Chairman of the Board of Power Wind Partners AB since 2011. He also serves on the board of Luossavaara-Kiirunavaara Aktiebolag, a non-public company, since 2012. Mr. Jakobsson served in various positions with increasing responsibilities at ABB Ltd, a world leading company in Power and Industrial Automation, for nearly 40 years until his retirement in 2011. Most recently in 2011, Mr. Jakobsson was CEO of ABB AB, the Swedish part of ABB and from 2006 also Head of North Europe Region, including UK, IRL, the Nordic countries, Russia and Central Asia and the Caucasus. From 1992 through 1996, Mr. Jakobsson was Global Business Area Manager for the global cable business in ABB and from 1996 EVP of ABB AB (Sweden) responsible for the Transmission and Distribution Segment. Mr. Jakobsson has strong experience in managing international sales, complex project execution and manufacturing in a global company. Mr. Jakobsson has a Master of Science degree from The Royal Technical Institute of Stockholm.

Steven R. Loranger Former Chairman, President and Chief Executive Officer, ITT Corporation       Steven R. Loranger, 61, has served on our Board of Directors since October 31, 2011. He serves as Chairman Emeritus of our Board of Directors in recognition of his long-standing service as the former Chairman, President and Chief Executive Officer of ITT Corporation, our former parent company. In addition to sharing his industry and leadership experience with our senior executives, Mr. Loranger acts as ambassador for the responsible use, and healthy return, of water in the global environment. Mr. Loranger serves on the Boards of FedEx Corporation, the National Air and Space Museum, the Congressional Medal of Honor Foundation and the Wings Club. Mr. Loranger has also served on the Exelis Inc. Board of Directors since October 2011. Mr. Loranger was a member of the Business Roundtable and served on the Executive Committee of the Aerospace Industries Association Board of Governors until December 2011. Prior to ITT Corporation, Mr. Loranger served as Executive Vice President and Chief Operating Officer of Textron, Inc. from 2002 to 2004, overseeing Textron’s manufacturing businesses, including aircraft and defense, automotive, industrial products and components. From 1981 to 2002, Mr. Loranger held executive positions at Honeywell International Inc. and its predecessor company, AlliedSignal, Inc., including serving as President and Chief Executive Officer of its Engines, Systems and Services businesses. Mr. Loranger holds a bachelor’s and master’s degree in science from the University of Colorado. Mr. Loranger has extensive operational and manufacturing experience with industrial companies and, in particular, he has intimate knowledge of the Company’s business and operations, having served as Chief Executive Officer of ITT Corporation from 2004 through October 2011.

Edward J. Ludwig Former Chairman and Chief Executive Officer, Becton, Dickinson and Company      Edward J. Ludwig, 61, has served on our Board of Directors since October 31, 2011. Mr. Ludwig served as Chairman of the Board of Directors of Becton, Dickinson and Company (“BD”) until July 2012. Since joining BD in 1979, Mr. Ludwig served as Chief Executive Officer from January 2000 through September 2011, and as President and Chief Financial Officer, among other positions. Before joining BD, he served as a Senior Auditor with Coopers and Lybrand (now PriceWaterhouseCoopers), where he earned a CPA certificate, and as a Financial and Strategic Analyst at Kidde, Inc. Mr. Ludwig is a member of the Board of Trustees of the College of the Holy Cross and serves on the Columbia Business School Board of Overseers. He is also a member of the board of the Hackensack University Medical Center Network and a member of the Board of Directors of Project HOPE. Previously, Mr. Ludwig served as Chairman of the Board of Directors of AdvaMed, the world’s largest medical technology association, and as a past Chair of the Health Advisory Board for the Johns Hopkins Bloomberg School of Public Health. Mr. Ludwig also serves as Lead Director of the Board of Directors of AETNA and is the Chair of the Board of Directors’ Finance Committee. Mr. Ludwig holds a bachelor’s degree in economics and accounting from The College of the Holy Cross and a master of business administration with a concentration in finance from Columbia University. Mr. Ludwig has extensive financial, management and manufacturing experience. Mr. Ludwig has also served as a Director of various public and non-public companies, providing additional relevant experience in serving on our Board of Directors.

Class I — Directors Whose Term Expires in 2015

Victoria D. Harker Chief Financial Officer, Gannett Company Inc.      Victoria D. Harker, 48, has served on our Board of Directors since October 31, 2011. Ms. Harker joined Gannett Company, Inc., a global media and marketing solutions company in July 2012 and serves as its Chief Financial Officer. Previously, Ms. Harker served as the Chief Financial Officer and President of Global Business Services of the AES Corporation, a multinational power company, until May 2012. She joined AES in 2006 to lead the Global Finance Team in a restructuring of its financial reporting, controls and capitalization. Before joining AES, Ms. Harker was the acting Chief Financial Officer and Treasurer of MCI from November 2002 through January 2006, and served as Chief Financial Officer of MCI Group, a unit of World Com Inc., from 1998 to 2002. Ms. Harker held several positions in finance, information technology and operations at MCI. She serves on the Board of Directors of Darden Restaurants, Inc., and is a member of the Board of Directors for Huntington Ingalls Industries. Ms. Harker sits on the American University Advisory Council, and serves as a trustee on the Board of Visitors of the University of Virginia. Ms. Harker holds a bachelor’s degree in English and economics from The University of Virginia and a master of business administration with a concentration in finance from American University. Ms. Harker has extensive international business experience with a wide-ranging management and financial reporting background. Ms. Harker has also served as a Director of other public companies, providing additional relevant experience in serving on our Board of Directors.

Gretchen W. McClain President and Chief Executive Officer, Xylem Inc.      Gretchen W. McClain, 50, has served on our Board of Directors since October 31, 2011. She serves as our President and Chief Executive Officer. Ms. McClain previously served as President of the ITT Fluid and Motion Control business. Ms. McClain joined ITT Corporation in September 2005 as the President of ITT’s Residential & Commercial Water business. She was named President of ITT Fluid Technology in March 2007 and served in that role before being named President of Fluid and Motion Control in December 2008. Prior to joining ITT, Ms. McClain was Vice President and General Manager of the Business, General Aviation & Helicopters (BGH) Electronics division at Honeywell Aerospace. Prior to assuming the BGH position, she held a variety of leadership positions in Honeywell Aerospace’s Engines, Systems & Services division, including Vice President for Engineering and Technology and Vice President for Program Management. She joined AlliedSignal in 1999, which later merged with Honeywell. Earlier, Ms. McClain spent nine years with NASA and served as Deputy Associate Administrator for Space Development, where she played a pivotal role in the successful development and launch of the International Space Station Program. She also served as NASA’s Chief Director for Space Station and as a Deputy Director for Space Flight. Ms. McClain currently serves on the Board of Faradyne, a Xylem joint venture with Pentair, Inc. Ms. McClain is a graduate of the University of Utah in Salt Lake City, where she earned her bachelor’s degree in mechanical engineering. Ms. McClain has an extensive business, developmental and strategic background, a strong technical background and, in particular, has intimate knowledge of the Company’s business and operations, having served as President of the ITT Fluid and Motion Control and Residential and Commercial Water businesses since 2005. Ms. McClain has also served as a Director on the Board of the Hydraulic Institute, the largest association of pump producers in North America, providing additional relevant experience in serving on our Board of Directors.

Markos I. Tambakeras Former Chairman, President and Chief Executive Officer, Kennametal, Inc.      Markos I. Tambakeras, 62, has served on our Board of Directors as Chairman since October 31, 2011. Mr. Tambakeras has been a Director of ITT Corporation since 2001. Mr. Tambakeras serves as Senior Managing Director at Madison Capital Partners, a private equity firm in Chicago, Illinois. He served on the Board of Parker Hannifin Corporation from 2005 until October 2011 and served as a Director of the Board of Newport Corporation from May 2008 through December 31, 2009. Mr. Tambakeras also served as Chairman of the Board of Directors of Kennametal, Inc. from July 1, 2002 until December 31, 2006. He was also President and Chief Executive Officer of Kennametal from July 1999 through December 31, 2005. From 1997 to June 1999, Mr. Tambakeras served as President, Industrial Controls Business, for Honeywell Incorporated. Mr. Tambakeras serves on the Board of Trustees of Loyola Marymount University and he is also a trustee of Arizona State University and has served for three years on the President’s Council on Manufacturing. He was previously the Chairman of the Board of Trustees of the Manufacturers Alliance/MAPI, which is the manufacturing industry’s leading executive development and business research organization. Mr. Tambakeras received a B.Sc. degree from the University of Witwatersrand, Johannesburg, South Africa and a master of business administration from Loyola Marymount University. Mr. Tambakeras has strong strategic and global operational industrial experience, having worked in increasingly responsible positions in several manufacturing companies, including leadership positions in South Africa and the Asia-Pacific area. In addition to his Board experience described above, Mr. Tambakeras has an extensive background in international operations, providing experience and skills relevant in serving on our Board of Directors.

Proposal 2 — Ratification of Appointment of the Independent

Registered Public Accounting Firm

The Board of Directors has appointed Deloitte & Touche LLP (“Deloitte”) as Xylem’s independent registered public accounting firm for 2013. Shareowner ratification is not required for making such appointment for the fiscal year ending December 31, 2013 because the Audit Committee has responsibility for the appointment of our independent registered public accounting firm. The appointment is being submitted for ratification with a view toward soliciting the opinion of shareowners, whose opinion will be taken into consideration in future deliberations. No determination has been made as to what action the Board of Directors or the Audit Committee would take if shareowners do not ratify the appointment. Deloitte is a registered public accounting firm with the Public Company Accounting Oversight Board (“PCAOB”). Representatives of Deloitte attended all regularly scheduled meetings of the Audit Committee during 2012. The Audit Committee annually reviews and considers Deloitte’s performance of the Company’s audit. Performance factors reviewed include Deloitte’s:

•	independence;

•	experience;

•	technical capabilities;

•	client service assessment;

•	responsiveness;

•	financial strength;

•	industry insight;

•	PCAOB inspection results;
•	leadership;

•	non-audit services;

•	management structure;

•	peer review program;

•	report on quality;

•	appropriateness of fees charged; and

•	compliance and ethics programs.

The Audit Committee reviewed and discussed with Deloitte and Company management the engagement letter between Deloitte and the Company, as well as Deloitte’s fees and services. The Audit Committee also determined that any non-audit services (services other than those described in the annual audit services engagement letter) provided by Deloitte were permitted under the rules and regulations concerning auditor independence promulgated by the SEC and rules promulgated by the PCAOB in Rule 3526.

Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

Aggregate fees billed to the Company for the year ended December 31, 2012 and 2011 represent fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (“Deloitte and related affiliates”).

	2012	2011(a)
	(In thousands)
Audit Fees(1)	$7,726	$6,251
Audit-Related Fees(2)	1,032	400
Tax Compliance Services	1,460	181
Tax Planning Services	644	64

Total Tax Services(3)	2,104	245
All Other Fees	2	—

Total	$10,864	$6,896

(1)	Fees for audit services billed consisted of:

•	Audit of the Company’s annual financial statements and internal controls over financial reporting (2011 non-integrated audit);
•	Reviews of the Company’s quarterly financial statements;

•	Statutory and regulatory audits, consents and other services related to SEC matters; and
•	Financial accounting and reporting consultations.

(2)	Fees for audit-related services consisted of:

•	Audits and other attest work related to subsidiaries (other than statutory audits) and employee benefit plans (2012 only); and
•	Acquisition due diligence and other miscellaneous attest services.

(3)	Fees for tax services consisted of tax compliance and tax planning services:

•

Tax compliance services are services rendered, based upon facts already in existence or transactions that have already occurred, to document, compute, and obtain government approval for amounts to be included in tax filings consisting primarily of assistance with tax jurisdiction registrations.

•

Tax planning services are services and advice rendered with respect to proposed transactions or services that alter the structure of a transaction to obtain an anticipated tax result. Such services consisted primarily of tax advice related to intra-group structuring.

(a)	For the year ended December 31, 2011, certain fees categorized above were only incurred following the spin-off from ITT Corporation on October 31, 2011. Prior to the spin-off, ITT Corporation paid most audit-related, tax and other fees of Deloitte and related affiliates.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves audit services provided by Deloitte and related affiliates. The Audit Committee has also adopted a policy on pre-approval of permitted non-audit services provided by Deloitte and related affiliates and certain permitted non-audit services provided by outside internal audit service providers. The purpose of the policy is to identify thresholds for services, project amounts and circumstances where Deloitte and related affiliates, and any outside internal audit service providers may perform permitted non-audit services. A second level of review and approval by the Audit Committee is required when such permitted non-audit services, project amounts, or circumstances exceed the specified amounts.

The Audit Committee has determined that, where practical, all non-audit services shall first be placed for competitive bid prior to selection of a service provider. Management may select the party deemed best suited for the particular engagement, which may or may not be Deloitte and related affiliates. Providers other than Deloitte and related affiliates shall be preferred in the selection process for non-audit service-related work. The policy and its implementation are reviewed and reaffirmed on a regular basis to assure compliance with applicable rules.

The Audit Committee has approved specific categories of audit, audit-related and tax services incremental to the normal auditing function which Deloitte and related affiliates may provide without further Audit Committee pre-approval. These categories include, among others, the following:

1.	Due diligence, closing balance sheet audit services, purchase price dispute support and other services related to mergers, acquisitions and divestitures;

2.	Employee benefit advisory services, independent audits and preparation of tax returns for the Company’s defined contribution, defined benefit and health and welfare benefit plans, preparation of the associated tax returns or other employee benefit advisory services;

3.	Tax compliance and certain tax planning and advice work; and

4.	Accounting consultations and support related to generally accepted accounting principles (“GAAP”).

The Audit Committee has also approved specific categories of audit-related services, including the assessment and review of internal controls and the effectiveness of those controls, which outside internal audit service providers may provide without further approval.

If fees for any pre-approved non-audit services provided by either Deloitte and related affiliates or any outside internal audit service provider exceed a pre-determined threshold during any calendar year, any additional proposed non-audit services provided by that service provider must be submitted for second-level approval by the Audit Committee. Other audit, audit-related and tax services which have not been pre-approved are subject to specific prior approval. The Audit Committee reviews the fees paid or committed to Deloitte and related affiliates on at least an annual basis.

The Company may not engage Deloitte and related affiliates to provide the services described below:

1.	Bookkeeping or other services related to the accounting records or financial statements of the Company;

2.	Financial information systems design and implementation;

3.	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

4.	Actuarial services;

5.	Internal auditing services;

6.	Management functions or human resources services;

7.	Broker-dealer, investment advisor or investment banking services; or

8.	Legal services and other expert services unrelated to the audit.

Employees of Deloitte and related affiliates who are senior manager level or above, including lead or concurring partners, and who have been involved with the Company in the independent audit, shall not be employed by the Company in any capacity for a period of five years after the termination of their activities on the Company account.

BOARD RECOMMENDATION: The Board of Directors recommends you vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm.

Proposal 3 — Non-Binding Advisory Vote on Approval of

Named Executive Officers’ Compensation

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareowner vote to approve, in a non-binding vote, the compensation of our named executive officers as disclosed in “Compensation Discussion and Analysis” starting on page 30. The text of the resolution in respect of Proposal 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s NEOs as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

In considering their vote, shareowners may wish to review with care the information on the Company’s compensation policies and decisions regarding the NEOs presented in “Compensation Discussion and Analysis.”

In particular, shareowners should note that the Company’s Leadership Development and Compensation Committee bases its executive compensation decisions on the following:

•	alignment of executive and shareowner interests by providing incentives linked to earnings per share performance, revenue, free cash flow and return on invested capital;

•	the ability for executives to achieve long-term shareowner value creation without undue business risk;

•	creating a clear link between an executive’s compensation and his or her individual contribution and performance;

•	the extremely competitive nature of the industries in which we operate, and our need to attract and retain the most creative and talented industry leaders; and

•	comparability to the practices of peers in the industries in which we operate and other comparable companies generally.

While the results of the vote are advisory in nature, the Board of Directors intends to carefully consider the results of the vote.

The Company currently intends to hold shareowner advisory votes on executive compensation required by Rule 14a-21(a) on an annual basis. Accordingly, the next such shareowner advisory vote will occur at the 2014 annual meeting. In addition, the required votes on the frequency of shareowner votes on executive compensation must be held at least once every six years. Accordingly, the next shareholder vote on frequency will occur at the Company’s 2018 annual meeting.

BOARD RECOMMENDATION: The Board of Directors recommends that you vote FOR the approval of the compensation of our NEOs.

Proposal 4 — Proposal to Declassify the Board Starting in 2016

The Board of Directors has unanimously adopted, and recommends that the Company’s shareowners approve an amendment to our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) that would phase in the declassification of our Board of Directors (the “Declassification Amendment”) as described below and set forth on Annex 1. The Board of Directors has adopted corresponding amendments to our Amended and Restated By-laws (the “By-laws”), as described below and set forth on Annex 2, which will become effective if the Declassification Amendment receives the requisite approval by shareowners at the Annual Meeting.

Background of the Proposal

The Nominating and Governance Committee and the Board of Directors regularly review our corporate governance practices to ensure that such practices, including the procedures for the election of directors, remain in the best interests of the Company, its shareowners and other relevant constituencies. The Board of Directors believes that its classified structure, which was implemented in 2011 when we became an independent, publicly traded company, provides stability and continuity in the leadership of the business and affairs of the Company because a majority of the directors would always have prior experience as directors of the Company. A classified board has also been an important factor in assuring a focus on the Company’s long-term growth strategies and reinforcing a commitment to long-term shareowner value, and may enhance shareowner value by forcing an entity seeking control of the Company to initiate arms-length discussions with the Board because the entity is unable to replace the entire Board in a single election. While the Board believes these are important benefits, the Board also recognizes the benefit of providing shareowners an annual opportunity to express in a meaningful way their views on the performance of all our directors, as well as the growing sentiment among certain shareholders and members of the investment community in favor of annual elections.

So as to retain the flexibility to allow the Company to continue to evaluate the benefit of a classified structure, the Company included language in its by-laws electing not to be governed by a provision of Indiana law (Indiana is the Company’s state of incorporation) which mandates a classified board for a public company. Accordingly, we are able to present this management proposal to declassify our Board.

After careful consideration, upon the unanimous recommendation of the Nominating and Governance Committee (composed entirely of independent directors), the Board of Directors determined that it is appropriate to propose declassifying the Board on a phased-in basis, commencing with the Company’s 2016 Annual Meeting of Shareowners, subject to the requisite approval by shareowners of this Proposal. This phase-in is intended to support the Company’s execution of the business strategy underpinning the rationale for its 2011 spin-off from ITT Corporation (“ITT”), with a reduced risk of disruption from special interest groups, which might have an agenda contrary to the long-term interests of all shareowners, while also being responsive to the concerns of certain shareowners that believe annual elections increase the accountability of directors to the shareowners.

Proposed Amendment to Articles of Incorporation and By-laws

Currently, members of our Board of Directors are elected for staggered terms of three years. If the Declassification Amendment is approved, commencing with the class of directors standing for election at our 2016 Annual Meeting of Shareowners, the directors up for election each year will stand for election for one-year terms, expiring at the next annual meeting of shareowners. The directors who are elected or appointed prior to the 2016 Annual Meeting will continue to hold office until the end of the three-year terms for which they were elected or appointed to serve. In all cases, each director will hold office until his or her successor has been elected and qualified or until such director’s earlier death, retirement, resignation or removal.

Annex 1 shows the proposed changes to Xylem’s Articles of Incorporation, and Annex 2 shows the proposed changes to Xylem’s By-laws, with deletions indicated by strikeouts and additions indicated by underlining.

Effective Date

If this proposal receives the requisite approval by the shareowners at the Annual Meeting, the proposed amendment to Article Fifth of the Articles of Incorporation described above will become effective upon the filing of appropriate amendment documentation with the Indiana Secretary of State, which filing is expected to take place shortly after shareowner approval. If this proposal does not receive the requisite approval by the shareowners at the Annual Meeting, the proposed amendments to the Articles of Incorporation and By-laws will not be implemented and the Company’s Board will remain classified.

BOARD RECOMMENDATION: The Board of Directors recommends that you vote FOR the proposal to approve the amendment to the Company’s Restated Articles of Incorporation to declassify the Board of Directors and provide for the annual election of directors commencing with the Annual Meeting to be held in 2016.

The Declassification Amendment shall be approved if the shareowner votes cast favoring the action exceed the votes cast opposing the action. Abstentions and broker non-votes will have no effect on the outcome of Proposal 4.

Xylem is not responsible for the content of the following shareowner proposal or its supporting statement. The following proposal was submitted by Mr. John Chevedden, 2215 Nelson Ave., No. 205 Redondo Beach, Calif. 90278, the beneficial owner of 2,992 shares of Xylem Inc. common stock. As requested, the proposal has been included verbatim as received.

Proposal 5 — Special Shareowner Meeting Right

Resolved, Shareowners ask our board to take the steps necessary unilaterally (to the fullest extent permitted by law) to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage permitted by law above 10%) the power to call a special shareowner meeting.

This includes that such bylaw and/or charter text will not have any exclusionary or prohibitive language in regard to calling a special meeting that apply only to shareowners but not to management and/or the board (to the fullest extent permitted by law). This proposal does not impact our board’s current power to call a special meeting.

Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting. This proposal topic won more than 60% support at CVS, Sprint and Safeway.

This proposal should also be evaluated in the context of our Company’s overall corporate governance as reported in 2012:

GMI/The Corporate Library, an independent investment research firm, expressed concern regarding our executive pay — $8 million for our CEO Gretchen McClain.

Xylem will give stock options and restricted stock units (RSUs) to our highest paid executives that simply vest over time without performance requirements, GMI said equity pay should have performance requirements to align with shareholder interests. Plus market-priced stock options can provide rewards due to a rising market alone, regardless of an executive’s performance. Furthermore, our highest paid executives also received special Founders’ Grants of time-vesting RSUs and options ranging from $5.1 million for our CEO to $750,000 for our Chief Communications Officer. Our new company was incorporated in Indiana, which has weak laws regarding shareholder rights.

Finally, since our board was classified, each director was not held accountable to shareholders on an annual basis. Arthur Levitt, former Chairman of the Securities and Exchange Commission said, “Without annual election of each director shareholders have far less control over who represents them.”

Please encourage our board to respond positively to this proposal to protect shareowner value:

Special Shareowner Meeting Right — Proposal 5

Xylem’s Statement in Response to Proposal 5

The Board of Directors opposes this proposal for the following reasons:

The Board of Directors has carefully considered this proposal and the arguments for and against giving holders of 10% of the outstanding stock (or the lowest percentage permitted by law) the power to call a special shareowner meeting. The Board of Directors has concluded that this shareholder proposal is not in the best interests of Xylem or its shareowners.

Xylem is strongly committed to good governance practices and is keenly interested in the views and concerns of its shareowners. This proposal would provide shareowners holding 10% of our outstanding common shares with an unfettered right to call a special meeting. In that regard, we would observe that calling a special meeting of shareowners is not a matter to be taken lightly. We believe that a special meeting should be held to cover extraordinary events only when fiduciary, strategic, significant transactional or similar considerations dictate that the matter be addressed on an expeditious basis, rather than waiting until the next annual meeting. Organizing and preparing for a special meeting imposes substantial legal, administrative and distribution costs and involves a significant commitment of time and focus from management.

The proposal, if implemented, would permit shareowners holding 10% of our outstanding common stock, including a large number of small shareowners who in the aggregate reach the 10% level, to call a special meeting at any time and with any frequency, regardless of the length of time that they have held these shares. If implemented, the proposal would also allow shareowners with particular interests holding collectively as little as 10% of our outstanding common stock to call special shareowner meetings solely to cover agenda items relevant to their particular interests as opposed to the interests of shareowners generally. We believe that adopting such a standard for calling special meetings would present a real risk of significant cost, management distraction and diversion of management and financial resources to address a possibly unlimited number of special meetings. We therefore believe that such a standard would not be in the best interest of shareowners.

The Board of Directors believes that our existing mechanism for calling a special meeting is appropriate. Consistent with Indiana Business Corporation Law, our Amended and Restated Articles of Incorporation provide that special meetings of shareowners of Xylem may be called by the Chairman of the Board of Directors or by a majority vote of the Board of Directors. The provision allows the highly qualified and experienced Board of Directors to listen to and consider the interests of all of our shareowners and enables the directors, who were elected by the shareowners, to exercise their seasoned business judgment, consistent with their fiduciary obligations to all shareowners, in determining when it is in the best interest of all of the shareowners to convene a special meeting. This mechanism effectively safeguards the broader interests of all shareowners and the Company.

The Board of Directors is also responsive to shareowner input in other ways. The Company maintains open lines of communication with large and small shareowners, financial analysts and shareowner advisory services regarding important issues relating to the Company’s business and governance. We provide significant opportunity for our shareowners to raise matters at our Annual Meetings. Shareowners can use our Annual Meetings to propose business by making proposals through the proxy rules, such as this one, or to communicate their concerns by raising issues from the floor of the meeting. Our Board believes that we currently maintain open lines of communications with our shareowners and are committed to adopting and following best practices in corporate governance. In short, when our shareowners have a desire to focus on an issue, there is already in place a meaningful process for views to be expressed and heard. The Company’s existing corporate governance mechanisms and its open lines of communication with large and small shareowners ensure accountability to all shareowners while enabling the Board of Directors to protect the Company from hostile or abusive tactics, consistent with our directors’ fiduciary duties to all of the Company constituencies.

BOARD RECOMMENDATION: For the foregoing reasons, the Board of Directors believes that this shareholder proposal is not in the best interests of the Company or in the best interests of our shareowners. Therefore, the Board of Directors recommends a vote “AGAINST” this shareholder proposal.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Responsibilities of the Board of Directors.    The Board of Directors sets policy for Xylem and advises and counsels the Chief Executive Officer (“CEO”) and the executive officers who manage the Company’s business and affairs. The Board of Directors is responsible for assuring that:

•	the Company’s businesses are conducted in conformity with applicable laws and regulations;

•	the Company’s systems of financial reporting and internal controls are adequate and properly implemented and the Company has appropriate risk management structures in place;

•	there is continuity in the leadership of the Company;

•	management develops sound business strategies;

•	adequate capital and managerial resources are available to implement the business strategies;

•

the Company’s long-term strategies, significant investments in new businesses, joint ventures and partnerships and significant business acquisitions, including assessment of balance sheet impacts and other financial matters, are reviewed and approved; and

•	the Company’s operating plans and capital, research and development and engineering budgets are reviewed and approved.

Governance Principles.    The Board of Directors has Corporate Governance Principles and Charters for each of its standing committees. The Corporate Governance Principles provide, among other things, that Directors must be able to devote the requisite time for preparation and attendance at regularly scheduled Board and Board committee meetings, as well as be able to participate in other matters necessary for good corporate governance. To help assure that Directors are able to fulfill their commitments to the Company, the Corporate Governance Principles provide that Directors who are chief executive officers of publicly traded companies may not serve on more than two public company boards (including the Xylem Board) in addition to service on their own board. Directors, who are not chief executive officers of publicly traded companies, may not serve on more than four public company boards (including the Xylem Board). The Corporate Governance Principles will be reviewed once every three years or as otherwise needed, and Charters of the standing committees are reviewed by the Board at least annually and each is posted on the Company’s website at http://investors.xyleminc.com/phoenix.zhtml?c=247373&p=irol-govHighlights. A copy of the Corporate Governance Principles will be provided, free of charge, to any shareowner upon request to the Corporate Secretary of Xylem.

Leadership Structure.    The Board believes that the decision as to whether to combine or separate the CEO and Chairman of the Board of Directors positions will depend on the facts and circumstances facing the Company at a given time and could change over time. In today’s challenging economic and regulatory environment, directors, more than ever, are required to spend a substantial amount of time and energy in successfully navigating a wide variety of issues and guiding the policies and practices of the companies they oversee. To that end, although we do not have a formal policy with respect to separation of the Chairman and CEO positions, we presently believe that having a separate Chairman, whose sole job is to lead the Board, allows our CEO, Ms. McClain, to completely focus her time and energy on running the day-to-day operations of our Company. However, the Board will consider the continued appropriateness of this structure as necessary to meet the best interests of the Company. The Board believes that the Company’s current leadership structure does not affect the Board’s role in risk oversight of the Company.

Communication with the Board of Directors.    Interested parties may contact all outside Directors as a group, the entire Board of Directors, a committee of the Board of Directors or an individual Director by submitting a letter to the desired recipient in a sealed envelope labeled “Outside Directors,” “Board of Directors,” or with the name of the Board committee or a specific Director. This sealed envelope should be placed in a larger envelope and mailed to the Corporate Secretary, Xylem Inc., 1133 Westchester Avenue, Suite N200, White Plains, NY 10604, USA. The Corporate Secretary will forward the sealed envelope to the designated recipient.

Policies for Approving Related Person Transactions.    The Company and the Board have adopted a formal written policy for evaluation of potential related person transactions, as those terms are defined in the SEC’s rules for executive compensation and related person disclosure, which provide for review and pre-approval of transactions which may or are expected to exceed $120,000 involving Non-Management Directors, Executive Officers, beneficial owners of five percent or more of the Company’s common stock or other securities and any immediate family of such persons. The Company’s policy generally groups transactions with related persons into two categories: (1) transactions requiring the approval of the Nominating and Governance Committee and (2) certain transactions, including ordinary course transactions below established financial thresholds, that are deemed pre-approved by the Nominating and Governance Committee.

In reviewing for approval or ratification related person transactions that are not deemed pre-approved, the Nominating and Governance Committee will consider the relevant facts and circumstances, including:

•	whether terms or conditions of the transaction are generally available to third parties under similar terms or conditions;

•	level of interest or benefit to the related person;

•	availability of alternative suppliers or customers; and

•	benefit to the Company.

The Nominating and Governance Committee is deemed to have pre-approved certain transactions identified in Item 404(a) of Regulation S-K that are not required to be disclosed even if the amount involved exceeds $120,000. In addition, any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director and/or beneficial owner of less than 10% of that company’s shares is deemed pre-approved; provided, however, that with respect to Directors, if a Director is a current employee, or if an immediate family member of the Director is a current executive officer of a company that has made payments to, or received payments from, Xylem for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, such transaction will not be considered appropriate for automatic pre-approval and shall be reviewed by the Nominating and Governance Committee. Regardless of whether a transaction is deemed pre-approved, all transactions in any amount are required to be reported to the Nominating and Governance Committee. Subsequent to the adoption of the written procedures above, Xylem has followed these procedures regarding all reportable related person transactions. Xylem’s Related Person Transaction Policy is posted on Xylem’s website at: http://investors.xyleminc.com/phoenix.zhtml?c=247373&p=irol-govHighlights.

Code of Conduct.    The Company has also adopted the Xylem Code of Conduct (the “Code of Conduct”) which applies to all employees, including the Company’s CEO, Chief Financial Officer (“CFO”) and Principal Accounting Officer and, where applicable, to its Non-Management Directors. The Code of Conduct is also posted on the Company’s website at http://www.xyleminc.com/en-us/about-us/code-of-conduct/Pages/default.aspx. The Company discloses any changes or waivers from the Code of Conduct on its website for the Company’s CEO, CFO, Principal Accounting Officer, its Non-Management Directors and other executive officers. In addition, the Company will disclose within four business days any substantive changes in or waivers of the Code of Conduct granted to our CEO, CFO and Principal Accounting Officer, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K. A copy of the Code of Conduct will be provided, free of charge, to any shareowner upon request to the Corporate Secretary of Xylem.

Independent Directors.    The Company’s Non-Management Directors must meet the NYSE independence standards. The Company’s Corporate Governance Principles define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. The Charters of the Audit, Leadership Development and Compensation, and Nominating and Governance Committees also require all members to be independent directors. All members of our Audit, Leadership Development and Compensation and our Nominating and Governance Committees are currently independent.

Based on its review, the Board of Directors affirmatively determined, after considering all relevant facts and circumstances, that no Non-Management Director has a material relationship with the Company and that all Non-Management Directors, with the exception of Mr. Loranger, including all members of the Audit, Leadership Development and Compensation, and Nominating and Governance Committees meet the independence definition in the current NYSE corporate governance rules for listed companies. Mr. Loranger is not considered independent as he was the Chairman, President and CEO of ITT, the company that spun off Xylem as a public company on October 31, 2011.

Each year, the Company’s Directors and executive officers complete annual questionnaires designed to elicit information about potential related person transactions. Additionally, Directors and executive officers must promptly advise the Corporate Secretary if there are any changes to the information previously provided.

The Nominating and Governance Committee reviews and considers all relevant facts and circumstances with respect to independence for each Director standing for election prior to recommending selection as part of the slate of Directors presented to the shareowners for election at the Company’s Annual Meeting. The Nominating and Governance Committee reviews its recommendations with the full Board, which separately considers and evaluates the independence of Directors standing for re-election using the standards described above.

In February 2013, the Board considered regular commercial sales and payments in the ordinary course of business as well as charitable contributions with respect to each of the Non-Management Directors standing for re-election at the Company’s Annual Meeting. In particular, the Board evaluated the amount of sales to Xylem or purchases by Xylem with respect to companies where any of the Directors serve or served as an executive officer or director. In no instances was a Director a current employee, or was an immediate family member of a Director a current executive officer of a company that has made payments to, or received payments from the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million, or 2% of each respective company’s consolidated gross revenues. The Board also considered the Company’s charitable contributions to non-profit organizations with respect to each of the Non-Management Directors. No contributions exceeded 1% of the consolidated gross revenues of any non-profit organization.

Ms. McClain is not independent because she serves as President and CEO of the Company. Mr. Loranger is not independent because of his former position as Chairman, President and CEO of ITT.

Board and Committee Roles in Oversight of Risk.    The Board of Directors has primary responsibility for overall risk oversight, including the Company’s risk profile and management controls. The Board of Directors also monitors financial liquidity and financing risk. The Audit Committee of the Board monitors the Company’s operational and regulatory risk management and enterprise risk management program, including all risk mitigation processes. The Internal Auditor, who has responsibility for assessing, monitoring and auditing the Company’s global risk profile, reports directly to the Audit Committee and reports on a functional basis to the CFO. The Leadership Development and Compensation Committee reviews and assesses compensation and incentive program risks to ensure that the Company’s compensation programs encourage innovation and balance appropriate business risk and rewards without encouraging risk-taking behaviors which may have a material adverse effect on the Company. The Leadership Development and Compensation Committee structures compensation so that unnecessary or excessive risk-taking behavior is discouraged and behaviors correlated with long-term value creation are encouraged. The Board, Audit Committee and Leadership Development and Compensation Committee receive reports with respect to the Company’s risk profile and risk management controls.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Leadership Development and Compensation Committee during fiscal year 2012 or as of the date of this Proxy Statement have been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Leadership Development and Compensation Committee or Board of Directors.

DIRECTOR SELECTION AND COMPOSITION

Directors of the Company must be persons of integrity, with significant accomplishments and recognized business stature. The Nominating and Governance Committee desires that the Board of Directors be diverse in terms of its viewpoints, professional experience, education and skills as well as race, gender and national origin.

In addition, Xylem’s Corporate Governance Principles state that as part of the membership criteria for new Board members, individuals must possess such attributes and experiences as are necessary to provide a broad range of personal characteristics including diversity, management skills, and technological, business and international experience. On an annual basis, as part of its self-evaluation, the Board of Directors will assess whether the mix of directors is appropriate for the Company. In addition, the Nominating and Governance Committee will assess the effectiveness of these criteria by referring to the criteria when it periodically assesses the composition of the Board. The Board of Directors actively seeks to consider diverse candidates for membership on the Board when it has a vacancy to fill and includes diversity as a specific factor when conducting any search. As part of its process in identifying new candidates to join the Board of Directors, the Nominating and Governance Committee considers whether and to what extent the candidate’s attributes and experiences will individually and collectively complement the existing Board, recognizing that Xylem’s businesses and operations are diverse and global in nature. Currently, the Board consists of ten directors. Out of our ten directors, two are female, one is African American and one is from India. The directors come from diverse professional backgrounds, including technology, financial and manufacturing industries, as well as governmental and non-governmental agencies.

To be considered by the Nominating and Governance Committee as a Director candidate, a nominee must meet the requirements of the Company’s By-laws and Corporate Governance Principles. In addition to the minimum qualifications, the Nominating and Governance Committee evaluates each nominee’s skills to determine if those skills are complementary to the skills demonstrated by current Board members. The Nominating and Governance Committee also evaluates the Board’s needs for operational, technical, management, financial, international or other expertise.

Prior to recommending nominees for election as Directors, the Company’s Nominating and Governance Committee engages in a deliberative, evaluative process to ensure each nominee possesses the skills and attributes that individually and collectively will contribute to an effective Board of Directors. Biographical information for each candidate for election as a Director is evaluated and candidates for election participate in interviews with existing Board members and management. Each candidate is subject to thorough background checks. Director nominees must be willing to commit the requisite time for preparation and attendance at regularly scheduled Board and Committee meetings and participation in other matters necessary for good corporate governance.

The Nominating and Governance Committee identifies Director candidates through a variety of sources including personal references and business contacts. The Nominating and Governance Committee also utilizes a search firm to identify and screen Director candidates and pays a fee to that firm for each such candidate elected to the Board of the Company. The Nominating and Governance Committee will consider director nominees recommended by shareowners for election to the Company’s Board who meet the qualification standards described above. The Nominating and Governance Committee and Board utilize the same criteria for evaluating candidates regardless of the source of the referral. The Nominating and Governance Committee also evaluates and makes recommendations to the Board of Directors concerning appointment of Directors to Board committees, selection of Board committee chairs, committee member qualifications, committee member appointment and removal, committee structure and operations and proposal of the Board slate for election at the Annual Meeting, consistent with criteria approved by the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

The standing committees of the Board described below perform essential corporate governance functions.

Audit Committee

2012 Audit Committee Members:

Victoria D. Harker, Chair

Curtis J. Crawford, Ph.D.

Robert F. Friel (as of 12/12/12)

Sten E. Jakobsson

Edward J. Ludwig

Surya N. Mohapatra, Ph.D. (until 12/12/12)

The Audit Committee held 7 meetings in 2012. The primary purpose of the committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct related to the Company’s financial reporting process. The duties and responsibilities of the committee are set forth in its charter, which may be found on the Company’s website:

•

Subject to any action that may be taken by the full Board, the Audit Committee has the ultimate authority and responsibility to determine the qualifications, independence and compensation of the independent auditors, and to appoint (or nominate for shareowner ratification), evaluate and, where appropriate, consider rotation or replacement of the independent auditors.

•

Review and discuss with management and independent auditors and approve the annual audited financial statements and quarterly financial statements of the Company, and make a recommendation regarding inclusion of those financial statements in any public filing.

•	Discuss with management and independent auditors the quality and adequacy of the Company’s internal controls and their effectiveness.

•

Pre-approve the retention of independent auditors for audit-related and permitted non-audit services. Other tax-related consulting and special projects and fees for any other services to be provided by independent auditors and internal audit service providers must be submitted to the Audit Committee consistent with the Company’s Audit Services, Audit Related Services and Non-Audit Services Policy.

•

Confirm the scope of audits to be performed by independent auditors and any other outside audit service provider, monitor progress and review results. Review fees and expenses charged by independent auditors and any party retained to provide internal audit services.

•	Review significant findings or unsatisfactory internal audit reports or audit problems or difficulties encountered by independent auditors in the course of the audit work.

•	Review major issues regarding the Company’s accounting principles and internal controls.

•

Provide oversight and discuss with management, internal auditors and independent auditors, the adequacy and effectiveness of the Company’s overall risk assessment and risk management process, including all risk mitigation processes.

The Board of Directors has identified Robert F. Friel, Victoria D. Harker and Edward J. Ludwig as Audit Committee financial experts.

Independence.    The Board of Directors has determined that each member of the Audit Committee meets the independence standards set out in the Board’s Corporate Governance Principles and its Audit Committee Charter and the requirements of the NYSE currently in effect and Section 10A and Rule 10A-3 of the Exchange Act. The Board of Directors has evaluated the performance of the Audit Committee consistent with the regulatory requirements.

A copy of the Audit Committee Charter is available on the Company’s website at http://investors.xyleminc.com/phoenix.zhtml?c=247373&p=irol-govHighlights. The Company will provide, free of charge, a copy of the Audit Committee Charter to any shareowner, upon request to the Corporate Secretary of Xylem.

Leadership Development and Compensation Committee

2012 Leadership Development and Compensation Committee Members:

Curtis J. Crawford, Ph.D., Chair

Victoria D. Harker

Sten E. Jakobsson

Edward J. Ludwig

Surya N. Mohapatra, Ph.D. (as of 12/12/12)

The Leadership Development and Compensation Committee held 6 meetings in 2012. The primary purpose of the committee is to establish a competitive executive compensation program that clearly links executive compensation to business performance and shareowner return, without excessive enterprise risk. The duties and responsibilities of the committee are set forth in its charter, which may be found on the Company’s website, and include, among other things, the following:

•	Approve and oversee administration of the Company’s employee compensation program including incentive plans and equity-based compensation plans.

•

Set annual performance objectives for the CEO; evaluate senior management and CEO performance; and approve individual compensation actions for the CEO and officers at the vice president level and above, as well as certain other selected positions.

•	Oversee the establishment and administration of the Company’s benefit programs.

•	Oversee the development of and succession planning for the Company’s executive officers.

•	Evaluate enterprise risk and other risk factors with respect to compensation objectives.

As part of the Board’s risk oversight responsibilities, the Leadership Development and Compensation Committee considers the risk factors associated with the Company’s businesses in determining compensation structure and pay practices on an annual basis. Overall enterprise risk is also reviewed and discussed at Board meetings, providing the Leadership Development and Compensation Committee with additional insight into risk considerations. At the request of the Leadership Development and Compensation Committee, the CEO, the CFO, the Senior Vice President and Chief Human Resources Officer, and the Senior Vice President, General Counsel and Corporate Secretary, and the Vice President, Total Rewards attend those portions of the Leadership Development and Compensation Committee meetings during which plan features and design components of the Company’s annual and long-term incentive plans are reviewed.

In 2012, the LDCC reviewed the results of management’s annual risk factor evaluation and concluded that no material risk is raised as compensation across the enterprise is structured so that unnecessary or excessive risk-taking behavior is discouraged. In addition, total compensation opportunity for senior officers is heavily weighted toward long-term compensation, which is consistent with the Company’s compensation philosophy where long-term value creation for shareowners is the main focus. The following table summarizes the risk mitigation factors for each element in our executive compensation program:

Compensation Element	Risk Mitigation Factors
Base Salary

•   Fixed component.

•   Represents a relatively small percentage of total compensation.

•   Benchmarked to market median along with total compensation to help ensure that executives are not taking risk in order to achieve sufficient cash pay.

Annual Incentive Plan

•   Determined based on multiple performance factors to align executives globally on key business priorities.

•   Final payouts are made after a validation process to confirm business results and applicable earned payout.

•   Team performance scores and awards payable to any individual are capped.

•   Payouts may be subject to recoupment policy as described on page 41.

Long-Term Incentive Plan

•   The Company has stock ownership requirements for senior executives, as described on page 6.

•   Payouts may be subject to recoupment policy as described on page 41.

•   LTIP awards are priced and granted on the approval date.

•   A balanced mix of equity award types discourages actions that unnecessarily increase stock volatility.

•   Re-pricing or exchange of stock options without shareowner approval is prohibited.

•   Strong insider-trading compliance policy.

More detail regarding the processes and procedures used to determine executive compensation is found in “Compensation Discussion and Analysis” starting on page 30.

Independence.    The Board of Directors has determined that each member of the Leadership Development and Compensation Committee meets the independence standards set out in the Board’s Corporate Governance Principles and its Leadership Development and Compensation Committee Charter and the requirements of the NYSE currently in effect.

A copy of the Leadership Development and Compensation Committee Charter is available on the Company’s website at http://investors.xyleminc.com/phoenix.zhtml?c=247373&p=irol-govHighlights. The Company will provide, free of charge, a copy of the Leadership Development and Compensation Committee Charter to any shareowner, upon request to the Corporate Secretary of Xylem.

Nominating and Governance Committee

2012 Nominating and Governance Committee Members:

Surya N. Mohapatra, Ph.D., Chair

John J. Hamre

Markos I. Tambakeras

The Nominating and Governance Committee held 4 meetings in 2012. The primary purpose of the committee is to ensure that the Board of Directors is appropriately constituted to meet its fiduciary obligations to the shareowners of the Company. The duties and responsibilities of the committee are set forth in its charter, which may be found on the Company’s website, and include, among other things, the following:

•	Develop, annually review, update and recommend to the Board of Directors corporate governance principles for the Company.

•	Evaluate and make recommendations to the Board of Directors concerning the composition, governance and structure of the Board.

•	Determine the composition of members and chairs of Board committees.

•	Make recommendations to the Board of Directors concerning the qualifications, compensation and retirement age of Directors.

•	Administer the Board of Directors’ annual evaluation process.

•	Review the Company’s business continuity and disaster recovery programs and plans.

•	Identify, evaluate and propose nominees for election to the Board of Directors and conduct searches for prospective Board members.

The Nominating and Governance Committee will consider director nominees recommended by shareowners for election to the Company’s Board who meet the qualification standards described in “Director Selection and Composition” starting on page 22.

Independence.    The Board of Directors has determined that each member of the Nominating and Governance Committee, meets the independence standards set out in the Board’s Corporate Governance Principles and its Nominating and Governance Committee Charter and the requirements of the NYSE currently in effect.

A copy of the Nominating and Governance Committee Charter is available on the Company’s website at http://investors.xyleminc.com/phoenix.zhtml?c=247373&p=irol-govHighlights. The Company will provide, free of charge, a copy of the Nominating and Governance Committee Charter to any shareowner, upon request to the Corporate Secretary of Xylem.

Meetings of the Board and Committees.    During 2012, there were 5 regularly scheduled Board meetings and 17 meetings of standing committees. All Directors attended at least 75% of the aggregate of all meetings of the

Board and standing committees on which they served. It is Company practice that all Directors attend the Company’s Annual Meeting of Shareowners. All Directors were present at the annual meeting held in 2012 and are expected to attend the Annual Meeting this year. For 2013, the Board has scheduled five regular meetings. In conjunction with the regular meetings, those Directors who are not employees of Xylem are scheduled to meet privately (without management) following each Board meeting during the year. In addition, the independent Directors will meet privately at least once in 2013. Mr. Tambakeras, the Chairman of the Board, presides over these independent sessions.

2012 NON-MANAGEMENT DIRECTOR COMPENSATION

Xylem Non-Management Director compensation includes a $100,000 annual cash retainer, a $90,000 annual equity award consisting of RSUs, a $15,000 annual fee given to the Director who serves as the Audit Committee Chair and an annual incremental payment of $125,000 comprising of $62,500 in cash and $62,500 in RSUs given to the Director who serves as Non-Executive Chairman of the Board of Directors. The amounts reflected in the “Fees Earned or Paid in Cash” column in the table below represent compensation for services in 2012, even though the Non-Management Directors received payment in 2012 for their service as Directors of Xylem from May 11, 2012, the day after the 2012 annual meeting, through May 6, 2013, the day prior to the Annual Meeting. An additional annual fee of $10,000 will be given to the Director who serves as the Leadership Development and Compensation Committee Chair and the Nominating and Governance Committee Chair to reflect market competitive practice, beginning after the Annual Meeting.

Ms. McClain, as a Xylem Management Director, does not receive compensation for her services as a Director.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($) (3)
Curtis J. Crawford	100,000	90,000	190,000
Robert F. Friel	41,667	37,506	79,173
John J. Hamre	100,000	90,000	190,000
Victoria D. Harker	115,000	90,000	205,000
Sten E. Jakobsson	100,000	90,000	190,000
Steven R. Loranger	100,000	90,000	190,000
Edward J. Ludwig	100,000	90,000	190,000
Surya N. Mohapatra	100,000	90,000	190,000
Markos I. Tambakeras	162,500	152,501	315,001

(1)	Fees earned may be paid, at the election of the Director, in cash or deferred cash. Non-Management Directors may irrevocably elect deferral into an interest-bearing cash account or an account that tracks the performance of Xylem common stock. Ms. Harker received an additional $15,000 as the Audit Committee Chair and Mr. Tambakeras received an additional $62,500 as the Non-Executive Chairman of the Board. Mr. Friel received the pro-rata portion of his annual cash retainer as he joined the Board in December of 2012.

(2)	Amounts in this column reflect the grant date fair value of RSUs granted on May 10, 2012 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”). Non-Management Directors do not receive differing amounts of equity compensation except for Mr. Tambakeras who received an additional $62,501 as Non-Executive Chairman of the Board. Mr. Friel received the pro-rata portion of his annual equity award as he joined the Board in December of 2012. The grant date fair value for each RSUs was $26.14, which was the closing price of Xylem’s common stock on May 10, 2012, except for Mr. Friel who received his grant on December 12, 2012 with a grant date fair value of $26.79. The number of RSUs granted on all Non-Management Directors was determined by dividing the annual equity award by the closing price of Xylem’s common stock on the date of grant. Directors receive dividend equivalents on the RSUs but have no other rights as shareowners with respect to the RSUs.

(3)	No perquisites or other personal benefits were received by Non-Management Directors.

Non-Management Director Stock and

Option Awards Outstanding at 2012 Fiscal Year-End

The following table reflects stock and option awards outstanding as of December 31, 2012 for Non-Management Directors. Outstanding stock awards include unvested RSUs.

Non-Management Director Name	Outstanding Stock Awards	Outstanding Option Awards
Curtis J. Crawford	6,993	18,010
Robert F. Friel	1,400	—
John J. Hamre	8,708	11,560
Victoria D. Harker	3,443	—
Sten E. Jakobsson	3,443	—
Steven R. Loranger	3,443	686,049
Edward J. Ludwig	3,443	—
Surya N. Mohapatra	4,798	10,470
Markos I. Tambakeras	5,834	18,010

Xylem reimburses Directors for expenses they incur to travel to and from Board, committee and shareowner meetings and for other Company-business related expenses (including travel expenses of spouses if they are specifically invited to attend an event for appropriate business purposes). Director airfare is reimbursed at first-class travel rates.

Indemnification and Insurance.    As permitted by its By-laws, Xylem indemnifies its Directors to the full extent permitted by law and maintains insurance to protect the Directors from liabilities, including certain instances where it could not otherwise indemnify them. All Directors are covered under a non-contributory group accidental death and dismemberment policy that provides each of them with $1,000,000 of coverage. They may elect to purchase additional coverage under that policy. Non-Management Directors also participate in a non-contributory group life insurance plan that provides $100,000 of coverage.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by the Company under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee operates pursuant to a Charter which is reviewed annually by the Audit Committee and the Nominating and Governance Committee and approved by the Board. A brief description of the primary responsibilities of the Audit Committee is included in “Committees of the Board of Directors — Audit Committee” on page 23 of this Proxy Statement. Under the Audit Committee Charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company’s internal controls over financial reporting.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Victoria D. Harker, Chair

Curtis J. Crawford, Ph.D.

Robert F. Friel

Sten E. Jakobsson

Edward J. Ludwig

REPORT OF THE LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE

The Leadership Development and Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Leadership Development and Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for 2012 and this Proxy Statement.

This report is furnished by the members of the Leadership Development and Compensation Committee of the Board of Directors:

Curtis J. Crawford, Ph.D. Chair

Victoria D. Harker

Edward J. Ludwig

Sten E. Jakobsson

Surya N. Mohapatra, Ph.D.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction & Background

This Compensation Discussion and Analysis describes the compensation programs and philosophy for our Named Executive Officers (“NEOs”) in fiscal year 2012. Xylem’s Leadership Development and Compensation Committee (“LDCC”) currently approves and oversees administration of our executive compensation program. Xylem is referred to as “we,” “us,” “our” or the “Company.” Our NEOs for fiscal year 2012 were:

•	Gretchen W. McClain, President and Chief Executive Officer (“CEO”)

•	Michael T. Speetzen, Senior Vice President and Chief Financial Officer (“CFO”)

•	Michael L. Kuchenbrod, Senior Vice President and President, Water Solutions

•	Kenneth Napolitano, Senior Vice President and President, Applied Water Systems

•	Angela A. Buonocore, Senior Vice President and Chief Communications Officer

In 2012, the Company completed its first full fiscal year as an independent, publicly traded company following the spin-off from ITT Corporation (“ITT”) on October 31, 2011, and the compensation discussed in this proxy reflects our first fiscal year as a stand-alone company. The compensation actions taken in 2012 reflect the Executive Total Rewards Philosophy that was adopted by the LDCC following the spin-off from ITT (“the Spin-off”). The Executive Total Rewards Philosophy is our framework used to establish all elements of executive compensation: Base Salary, Annual Incentive Plan (“AIP”), Long-Term Incentive Plan (“LTIP”), and benefits.

Executive Summary

Highlights of Our 2012 Business Performance

During the Company’s first full year as an independent, publicly traded company, we delivered solid financial performance which benefited our shareowners, executives and employees. Key accomplishments include the following:

•	Revenue* was $3.8 billion, up 3% in constant currencies over 2011;

•	Earnings Per Share* (“EPS”) of $1.77 after adjustments, up 7% over 2011 on a normalized basis; and

•	Free Cash Flow* was $312 million.

*	Non-GAAP financial measures that exclude certain items. For a detailed description and reconciliation of the items excluded from these measures relative to the reported GAAP financial results, please refer to pages 32-33 of Xylem’s 2012 Annual Report on Form 10-K.

This financial performance during the first year, following our 2011 separation from ITT, was achieved through the Company’s ability to maintain a strong financial position, significantly improve operating performance, and grow cash flow. As a result, the Company was able to increase our dividend to shareowners by 15% for the first quarter of 2013.

Results of 2012 Advisory Vote to Approve Executive Compensation

At the Company’s 2012 annual meeting of shareowners, Xylem held its first advisory vote on executive compensation (“Say-on-Pay”). Our shareowners voted 97% in favor of our NEOs’ compensation as described in our 2012 proxy statement. Based on these positive results, the LDCC decided to maintain the Company’s executive compensation program. In addition, shareowners advised us to hold the Say-on-Pay vote annually, which we have adopted. The Company is also required to hold votes on the frequency of the Say-on-Pay vote once every six years. We currently expect the next shareowner vote on frequency to occur at the Company’s 2018 annual meeting.

2012 Compensation Actions

Based on our Executive Total Rewards Philosophy and the Company’s financial and operational results during its first year as an independent, publicly traded company, the following compensation actions were taken:

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Base Salary: The LDCC made base salary adjustments in 2012 based on its review of market competitive levels. Approved increases for NEOs were as follows: Mr. Speetzen’s base salary increased from $464,000 to $500,000 and Mr. Kuchenbrod’s base salary increased from $340,000 to $360,000 in order to be more aligned with market median (defined in the “Compensation Benchmarking” section on page 40). Base salaries for Ms. McClain, Mr. Napolitano and Ms. Buonocore were not changed.

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Annual Incentive Compensation: AIP awards are directly linked with the Company’s annual performance and growth objectives. Despite year-over-year improvements, the Company delivered below plan performance for two key financial metrics (described in details under “Our Executive Compensation Program — Annual Incentive Plan”), which resulted in AIP awards for our NEOs that were, on average, 15% below their target AIP awards.

•

Long-Term Incentive Compensation: In 2012, NEOs received 50% of their LTIP award in the form of non-qualified stock options (“stock options”) and the other 50% in time-based restricted stock units (“RSUs”). These awards help align executive pay with value creation for shareowners. Now that we have completed our first year as an independent company, the LDCC determined that starting with 2013, 33% of the LTIP award for NEOs will be in the form of performance share units (“PSUs”) that are earned based on a pre-set, three-year Return on Invested Capital (“ROIC”) metric. The remaining 67% of the LTIP award will be provided as 34% stock options and 33% RSUs. This change will link NEOs’ compensation to ROIC, which is an important measure in building long-term value for shareowners by focusing on the effective allocation of capital. This also reflects our greater ability to set robust and long-term performance targets as we begin our second year as a stand-alone company.

Strong Governance and Best Practices

To ensure strong corporate governance, our compensation program incorporates the following compensation and governance best practices:

What We Do:

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Pay-for-Performance: A significant proportion of our executive pay is linked to performance and therefore, is at risk and not guaranteed. Actual earned compensation requires achievement of specific company performance targets and is differentiated based on the executive’s performance against his/her individual objectives.

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Annual Risk Assessment: Annually, Xylem conducts a global risk assessment of incentive-based compensation to identify any issues which could have a material, adverse impact on the Company. Risks are mitigated by designing incentive programs with reasonable caps, a balance of multiple performance measures and appropriate controls to establish targets and validate actual performance against the targets before payouts are made. The Company also conducts benchmarking to ensure that its compensation programs are aligned with market practices for plan design and pay levels. For the 2012 annual compensation risk assessment, no material adverse risks were identified.

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Stock Ownership Guidelines: All of our corporate officers are required to hold stock valued at a multiple of base salary, ranging from one to five times. These guidelines are reviewed annually. All of our NEOs have met or are on track to meeting their ownership requirements.

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Recoupment Policy: Xylem adopted a policy that provides for recoupment of performance-based compensation if the Board determines that a senior executive has engaged in fraud or willful misconduct that caused or otherwise contributed to the need for a material restatement of the Company’s financial results.

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Proactive Management of Share Utilization: Throughout the year, Xylem regularly reviews and projects share utilization to ensure reasonable overhang and annual run rate levels. This information is shared regularly with the LDCC for the assessment of current levels of dilution and to understand the dilution impact as a consideration in the future design of the Company’s equity program.

•	Strong Insider-Trading Compliance Policy: Xylem maintains a compliance policy which prohibits insider-trading.

•	Engagement of an Independent Compensation Consultant: The LDCC retains an independent compensation consultant to provide advice on executive and non-employee director compensation matters.

What We Don’t Do:

•	No Employment Contracts: There are no current employment contracts for our NEOs.

•	No Perquisites Provided for NEOs.

•	No Tax Gross-Ups: Tax gross-ups are not provided by Xylem except in the case of taxable relocation expenses or non-permanent international assignment support.

•

No Re-pricing of Stock Options: The Xylem 2011 Omnibus Incentive Plan prohibits the re-pricing, or exchange, of outstanding stock options that are priced above the prevailing market price with lower-priced stock options without shareowner approval.

Our Executive Compensation Program

Philosophy and Objectives

Our Executive Total Rewards Philosophy is based on the following principles:

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Design of compensation programs should reward executive officers for long-term growth and profitability and should be reasonable, fair, fully disclosed, and strongly aligned with long-term shareowner value creation.

•	Compensation should be designed and structured so that unnecessary or excessive risk-taking behavior is discouraged.

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Compensation should be flexible to recognize Xylem’s second year of transition as a newly public, stand-alone entity and should be reviewed annually to ensure continued support of the Company’s business objectives.

•	Direct compensation should include a fixed component (base salary) and variable components (performance-based annual and long-term incentive compensation achieved in the form of AIP and LTIP awards).

•

Target total direct compensation opportunities should reflect the market median and may be adjusted for an individual’s performance, strategic impact, level of responsibility and tenure in the position. Actual compensation and incentive award payouts should vary with annual and long-term performance.

Elements of Our Compensation Program — Overview

Our compensation program offers a mix of compensation elements with a significant focus towards variable pay. As an executive’s rank increases, the proportion of stock-based compensation increases. There are three core elements of our compensation program:

Compensation Element	Key Role	Purpose
Base Salary	• Fixed component of compensation.	Designed to be competitive with our peers, allowing us to attract and retain the best talent.
Annual Incentive Plan	• Variable component of compensation. • A cash incentive program intended to recognize results in a single performance year.	Designed to link pay to Xylem’s annual performance and strategic growth objectives, as well as individual results.
Long-Term Incentive Plan

•    Variable component of compensation.

•    In 2012, 50% of the LTIP award was in stock options and 50% was in time-based RSUs.

•    In 2013, 33% of the LTIP award will be PSUs based on a pre-set, three-year ROIC metric. 34% will be provided as stock options and 33% will be time-based RSUs.

•    The amount of the LTIP award is based on a number of factors including strategic impact of the role, performance and market competitiveness.

Designed to link pay to long-term financial performance, to align executive incentives with shareowner value, and to help facilitate stock ownership and share retention.

The following chart and table set out the 2012 target pay mix for NEOs:

Name	2012 Base Salary ($)	2012 Target AIP Award (% of Salary)	2012 Target LTIP Award ($)	2012 Target Total Compensation ($)
Gretchen W. McClain	935,000	110%	4,250,000	6,213,500
Michael T. Speetzen	500,000	80%	1,000,000	1,900,000
Michael L. Kuchenbrod	360,000	60%	550,000	1,126,000
Kenneth Napolitano	385,000	60%	535,000	1,151,000
Angela A. Buonocore	390,000	60%	500,000	1,124,000

Base Salary

Base salary is a fixed and core element of our executive compensation program designed to be competitive in the marketplace in order to attract and retain the best talent. Salary ranges are established worldwide specific to each market and reviewed regularly to ensure that they are competitive in the marketplace. Key factors that help determine specific positioning within the salary ranges include:

•	Contributions to the success of the Company

•	The individual’s level and consistency of performance

•	Proficiency in the position; skill set and knowledge for the position

•	Tenure in the position

•	Specific recruitment circumstances for newly-hired executives

Annual merit increases are based on a review of individual performance measured against specific objectives and compensation levels relative to market.

For 2012, the LDCC made the following salary adjustments for NEOs to better align their salaries to market median:

•	Mr. Speetzen: increased from $464,000 to $500,000

•	Mr. Kuchenbrod: increased from $340,000 to $360,000

No base salary adjustment was provided to Ms. McClain, Mr. Napolitano or Ms. Buonocore since their base salaries were already competitive with the market median.

Annual Incentive Plan

Our Annual Incentive Plan is a cash-based incentive program designed to link compensation to the Company’s annual financial performance and strategic growth objectives.

The “Target AIP Award” opportunity for our NEOs (expressed as a percentage of base salary) is set to align with the median of our peer group. Actual “AIP Payout” is determined as follows:

Each performance metric of the AIP and the overall AIP award will be capped at 200% of target and results will be interpolated between points for team performance results. Within the AIP, the LDCC may apply negative discretion and differentiation of actual payouts based on the Company’s business result (team performance) and individual performance.

Team Performance Metrics

For 2012, three core metrics were selected to reflect the importance of profitability, top line growth and cash management as the foundation for building shareowner value. The metrics are equally weighted at 28% to highlight that balance is necessary to achieve success, without over-emphasis on one metric to the detriment of the others:

•	EPS: defined as adjusted diluted EPS, excluding the impact of unbudgeted acquisitions and divestitures.

•	Revenue: defined as reported GAAP revenue excluding the impact of foreign currency fluctuations and unbudgeted acquisitions and divestitures.

•	Free Cash Flow Conversion: defined as free cash flow divided by adjusted net income without adjustment for restructuring and realignment costs.

Target performance for any of the above metrics will result in a 100% payout for that metric. EPS and Revenue have a threshold performance of 95% of target to earn an award; and Free Cash Flow Conversion has a threshold performance of 85% of target to earn an award. Below threshold performance on any team performance metric will result in a 0% payout for that portion of the AIP award. EPS and Revenue performance of 105% of target and Free Cash Flow Conversion performance of 115% of target will result in a maximum award opportunity of 200% of target award for that metric.

Individual Performance Objectives

For 2012, we selected both financial and non-financial individual performance objectives for NEOs which align closely to the Company’s strategic objectives:

•	Driving Growth through Creativity: balancing our growth while pursuing innovative and new opportunities.

•	Creating a High-Performance Culture: creating a culture of trust, engagement, disciplined execution and accountability.

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Creating Strategies and Products that Support a Sustainable Environment: includes operating our business in a sustainable way and building on our strong record of global citizenship through Xylem Watermark.

•	Operational Excellence: reinforcing our need to perform efficiently, both functionally and financially.

•	Delivering Strong Growth in Key Strategic Areas: growing sales in emerging markets and new product sales.

The portion of the AIP that is based on individual performance, as assessed against each NEO’s individual objectives (“IO”) related to the above strategic objectives, is 16%. Actual IO scores can range from 0% to 200%.

It is expected that IO scores will be differentiated based on the assessment of the individual’s performance against his/her individual objectives. There is no specific weighting assigned to each goal and the evaluation is non-formulaic. Higher IO scores are intended to be given to individuals with the strongest performance relative to their financial and non-financial strategic objectives; and the lowest IO scores are intended to be given to individuals who have underperformed relative to their financial and non-financial strategic objectives.

The Company funds the individual portion of the AIP award pool at 100% of target. In the event the Company substantially exceeds one or both of the strategic financial targets established for emerging market growth and new product sales growth, funding ranging up to 150% of target may be approved by the LDCC and would be made available for the individual performance portion of the AIP as a pool for recognizing individuals with the strongest performance.

2012 AIP Awards Paid in 2013

In order to ensure that AIP awards for NEOs are tax deductible, the 2012 AIP design requires the Company to reach a specific level of Adjusted Net Income which triggers the maximum AIP funding of 200% of target. If the Adjusted Net Income target is not met, the NEOs will not be eligible for any AIP payout. If the Adjusted Net Income target is met, within the AIP funding, the LDCC may apply negative discretion and differentiation of actual payouts based on the Company’s business results (team performance) and individual performance.

The maximum AIP funding of 200% was achieved as the Company’s Adjusted Net Income significantly exceeded the specified trigger level ($330 million actual versus $200 million). Therefore, in 2012, the LDCC applied negative discretion to differentiate the actual AIP payouts based on the team and individual performance factors discussed below.

The LDCC evaluated Xylem’s actual team performance against the pre-established, equally weighted metrics and considered the following results in determining the actual Team Performance score:

Team Performance Metrics	2012 Target Performance	2012 Actual Performance	Actual as % of Target
EPS*	1.87	1.78	95.2%
Revenue ($MM)*	3,950	3,783	95.8%
Free Cash Flow Conversion	95%	100%	105.3%

*	The LDCC excludes the impact of unbudgeted acquisitions, dispositions and other special items in computing performance relating to targets. For 2012, the adjustments excluded the impact of the acquisitions of Heartland Pump and MJK Automation, which resulted in $0.01 additional EPS and $8 million revenue reduction.

The Company funded the individual performance portion of the AIP pool at 125% given that new product sales had significantly exceeded plan ($575 million actual performance versus $524 million target performance). The distribution of the higher than target AIP pool is intended to be differentiating by awarding the strongest-performing executives the incremental AIP funding to further reinforce our pay-for-performance philosophy.

The LDCC evaluated individual performance of the NEOs against their pre-established objectives in determining the actual IO performance scores. For 2012, each NEO had specific individual performance goals which closely linked to the above strategic priorities.

In March 2013, the LDCC determined the 2012 AIP payouts for all NEOs. Due to the below target team performance, the actual AIP payouts for our NEOs were, on average, 15% below their target awards. The following table summarizes the actual AIP awards paid to the NEOs in March 2013 based on 2012 team and individual performance:

Name	Base Salary ($)	Target AIP Award (% of Salary)	Target Annual Incentive ($)	Range of Potential Payouts Based on Team & Individual Results ($)	Total Team & Individual Performance Score (%)	Actual AIP Payout ($)
Gretchen W. McClain	935,000	110%	1,028,500	0 - 2,057,000	85%	872,990
Michael T. Speetzen	500,000	80%	400,000	0 - 800,000	93%	371,520
Michael L. Kuchenbrod	360,000	60%	216,000	0 - 432,000	82%	176,430
Kenneth Napolitano	385,000	60%	231,000	0 - 462,000	82%	188,680
Angela A. Buonocore	390,000	60%	234,000	0 - 468,000	85%	198,620

Long-Term Incentive Plan

Our Long-Term Incentive Plan is designed to link an executive’s compensation to long-term value creation for the Company’s shareowners and promote share ownership by our executives. The Xylem 2011 Omnibus Incentive Plan allows the Company to grant various types of long-term incentive awards, including stock options, stock appreciation rights, stock awards, other stock-based awards and long-term cash awards based on attainment of performance goals.

In 2012, the LTIP award included of two components: Stock Options and RSUs:

Component	% of Award	Vesting Period	Rationale
Stock Options	50%	Time-based vesting in three annual installments	Actual value materializes only if the share price appreciates over the stock options exercise price before the stock options expire. Supports share price performance and long-term alignment with shareowner value creation.
RSUs	50%	Time-based vesting that cliff vests at the end of three years	Cliff vesting supports long-term alignment with shareowner value and retention of the Company’s key executives.

Stock Options

Non-qualified stock options permit participants to purchase shares of Xylem’s common stock in the future at a price equal to the stock’s value on the date the stock options were granted, which is the stock option exercise price.

Key elements of the 2012 non-qualified stock option program were as follows:

•	The stock option exercise price is the NYSE closing price of Xylem’s common stock on the date the award is approved by the LDCC.

•	Stock options vest in three equal annual installments and cannot be exercised prior to vesting.

•	If an employee is terminated for cause, vested and unvested portions of the stock options expire on the date of termination.

•	If an employee leaves the Company prior to vesting, whether through resignation or termination by Xylem other than for cause, the unvested portions of the stock options are forfeited entirely.

•

If an employee retires, the unvested portions of the stock options vest pro-ratably and remain exercisable until the earlier of five years following the termination date or the stock options expiration date.

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If an employee dies or becomes disabled, the unvested portions of the stock options vest in full and remain exercisable until the earlier of three years for disability and five years for death following the termination date or the stock options expiration date.

•	If an acceleration event occurs (as described in “Potential Post-Employment Compensation – Change of Control Arrangements”), the stock options vest in full.

•

Xylem’s 2011 Omnibus Incentive Plan prohibits the re-pricing, or exchange, of outstanding stock options that are priced above the prevailing market price with lower-priced stock options without shareowner approval.

Restricted Stock Units

Restricted Stock Units are shares of Xylem’s common stock that are issued to participants subject to vesting requirements.

Key elements of the 2012 RSU program were as follows:

•	RSUs awarded as part of the annual LTIP award are subject to a three-year cliff vesting restriction period and will be settled in shares upon vesting.

•	Holders of RSUs do not have voting rights and do not receive cash dividends during the restriction period.

•	Dividend equivalents are accrued and paid in cash only upon vesting.

•	If an employee leaves the Company prior to vesting, whether through resignation or termination for cause, the RSUs are forfeited entirely.

•

If an employee retires or is terminated other than for cause, a pro-rata portion of the RSUs vest and applicable dividends will be paid. With respect to a termination other than for cause, the pro-rata portion includes vesting that reflects the applicable severance period.

•	If an employee dies or becomes disabled, the RSUs vest in full.

•	If an acceleration event occurs (as described in “Potential Post-Employment Compensation — Change of Control Arrangements”), the RSUs vest in full.

In certain cases, such as for new hires or to facilitate retention, select employees may receive RSUs subject to different vesting terms as determined by the LDCC. None of the NEOs received any RSUs subject to different vesting terms in 2012.

2012 LTIP Awards

The LDCC approves LTIP awards for all corporate officers, including our NEOs and executives. The 2012 LTIP awards for our NEOs (expressed in dollars) were based on the 2012 target awards which were set to align with the market median. For 2012, 50% of the award was granted in stock options and the other 50% in RSUs. Details of these awards are in the Grants of Plan-Based Awards in 2012 table on page 44.

Since 2012 was our first full fiscal year as an independent, publicly traded company, the LTIP award was intentionally designed to provide executive officers with equity awards which created a link to shareowner value creation (stock options) and had meaningful retention value (RSUs). Given the lack of historical data at the time, establishing long-term performance goals would not have been meaningful or robust. We anticipate at least a portion of the equity awards for NEOs will be linked to other internal or external performance factors in the future as described in detail under “Compensation Benchmarking — Program Changes for 2013.”

Additional Compensation Elements

The primary focus of our executive compensation program is on base salary, AIP and LTIP awards, but we also provide other limited benefits that are market-competitive and necessary to attract, motivate and retain a high-quality management team.

Benefits

All employees, including the NEOs, are eligible to participate in Xylem’s broad-based employee benefit programs. These benefit programs include group medical and dental coverage, group life insurance, group accidental death and dismemberment insurance, short- and long-term disability insurance and a flexible spending account plan.

Perquisites

The LDCC eliminated perquisites in 2011, which had been provided to our NEOs prior to the Spin-off. Beginning with the first payroll cycle in 2012, the Company discontinued providing perquisites to NEOs and senior executives. A one-time salary increase was provided to offset the change.

Xylem Retirement Savings Plan for Salaried Employees

The Xylem Retirement Savings Plan for Salaried Employees (the “Xylem Plan”) was adopted and implemented beginning October 31, 2011, the date of the Spin-off. The Xylem Plan is a tax-qualified, defined contribution retirement savings plan which offers the following company contributions:

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Core Contribution: Provides to all salaried employees 3% or 4% of eligible pay (base salary and AIP award) based on points (age plus years of service) calculated at the beginning of each plan year. Employees with less than 50 points and 50 or more points receive a contribution equals to 3% and 4% of eligible pay, respectively

•	Match Contribution: Provides to all salaried employees 50% of the first 6% of eligible pay for employee contributions made to the Xylem Plan.

•

Transition Credit Contribution: Provided as additional contribution to salaried employees who worked for ITT for many years at the time of the Spin-off (for up to five years). The contribution is based on points (age plus years of service) calculated at the beginning of each plan year. Employees with 60 to 69 points and 70 or more points receive a contribution equal to 3% and 5% of eligible pay, respectively.

Employees can make pre-tax contributions of 2% to 50% of eligible pay into the Xylem Plan up to the annual IRS contribution limits ($17,000 in 2012), and 1% to 50% of eligible pay in after-tax contributions. Total pre-tax and after-tax contributions cannot exceed 50% of eligible pay. Employees age 50 and older may make additional pre-tax contributions of up to $5,500 in 2012.

All Company and employee contributions vest 100% immediately.

Xylem Supplemental Retirement Savings Plan for Salaried Employees

The Xylem Supplemental Retirement Savings Plan for Salaried Employees (the “Xylem Supplemental Plan”) was established to provide retirement benefits that cannot be paid from the Xylem Plan due to the federal limits on the amount of benefits that can be paid and the amount of compensation that can be recognized under a tax-qualified retirement plan. This plan is described in more detail on page 48.

Xylem Deferred Compensation Plan

Xylem NEOs are also eligible to participate in the Xylem Deferred Compensation Plan, which permits eligible executives to defer a percentage of their AIP payments. This plan is described in more detail on page 48.

Severance Plan Arrangements

Xylem offers severance plan arrangements in order to provide transitional assistance to NEOs who are terminated from the Company either without cause or following an acceleration event, including termination following a change of control. Xylem maintains two severance plans for its senior executives — the Xylem Senior Executive Severance Pay Plan and the Xylem Special Senior Executive Severance Pay Plan. These plans are described in more detail in the “Potential Post-Employment Compensation” section and tables beginning on page 50.

Compensation Decision-Making Process

Role of the LDCC

The LDCC, composed entirely of independent directors, is responsible for ensuring that our compensation program allows us to be effective in attracting, motivating and retaining top talent critical to our long-term success. The LDCC reviews management performance, succession planning and executive development on a regular and on-going basis. Their role includes establishing and overseeing the total rewards programs for our NEOs and executive officers. In addition, the LDCC also prepares and recommends compensation for non-employee Directors to the Nominating and Governance Committee for approval. The LDCC annually reviews NEOs compensation to ensure it properly aligns with the Company’s business objectives and maintains strong linkage to shareowner value. During the first quarter of each year, the LDCC reviews annual performance for the prior year and approves compensation actions (currently in March) including base salaries, AIP targets and LTIP target awards for the current year. The LDCC establishes the total compensation for executive officers after seeking input from management. Decisions impacting the CEO’s compensation are determined solely by the LDCC based on performance against objectives as well as market factors. The LDCC also has oversight of the establishment and administration of executive benefit programs and severance policies. For a full discussion of LDCC authority and responsibilities, see the LDCC charter that is on our website at http://investors.xyleminc.com/phoenix.zhtml?c=247373&p=irol-govHighlights.

Role of the Compensation Consultant

The LDCC retained Pearl Meyer & Partners (“PM&P”) as its independent compensation consultant since 2011. In fiscal year 2012, PM&P performed no other services for the Company other than executive and director compensation services provided at the direction of the LDCC. The LDCC reviewed PM&P’s independence and determined that PM&P’s work for the LDCC does not raise any conflict of interest pursuant to the SEC and the NYSE rules. In 2012, at the request of the LDCC, PM&P attended all LDCC meetings and also met with the LDCC without management present. PM&P provided the LDCC with assessments of and recommendations on our executive compensation philosophy and program design, and assisted with the selection of our Primary and Supplemental Peer Groups. The LDCC has sole authority to retain and terminate the compensation consultant, and is directly responsible for overseeing and compensating the consultant.

Role of Management

Management routinely provides the LDCC with current and projected results of performance pay plans, and external data that the LDCC may consider in making decisions around total rewards for NEOs. At the request of the LDCC, Committee meetings are regularly attended by the CEO, the CFO, the Senior Vice President and Chief Human Resources Officer, the Senior Vice President, General Counsel and Corporate Secretary and the Vice President of Total Rewards. Management is responsible for leading discussions about the Company’s performance, succession planning, leadership development and total rewards programs. The CEO makes recommendations to the LDCC regarding total compensation to be paid to the Company’s executive officers, other than herself, for LDCC approval. The LDCC has delegated to the Company’s Senior Vice President and Chief Human Resources Officer responsibility for administering the executive total rewards programs.

Compensation Benchmarking

Executive compensation is benchmarked using the compensation levels and practices for the NEOs in our peer group and data from multiple broad-based compensation surveys. Compensation levels in peer group and surveys are weighted equally in developing market consensus data (“market median”), with the exception that Ms. Buonocore’s compensation is compared only to survey data due to limited comparability of peer group data for this position.

In 2011, the LDCC selected 15 peer companies with a similar business mix, global presence, revenue size, and market capitalization to comprise the “Primary Peer Group.” In November 2012, the LDCC reviewed and realigned the Primary Peer Group to maintain peers of comparable size to Xylem. The LDCC considered the annual revenue target range and size of the peer companies and as a result, two companies (Thermo-Fisher Scientific Inc. and Ingersoll-Rand) were removed and three new companies (Agilent Technologies, Inc., Rockwell Automation, Inc. and Crane Co.) were added to the Primary Peer Group. The three new companies are more comparable to Xylem’s annual revenue size, industry and global footprint. Our 2012 Primary Peer Group and the Company’s relative percentile rankings are as follows:

Company	Revenue* ($MM)	12/31/12 Market Capitalization ($MM)	2012 Number of Employees
Dover Corp.	8,104	11,763	35,000
Terex Corp.	7,348	3,086	22,600
Agilent Technologies, Inc.	6,858	14,244	20,500
Rockwell Automation, Inc.	6,259	11,701	22,000
Cooper Industries PLC	5,744	12,048	25,786
SPX Corp.	5,100	3,564	15,000
Flowserve Corp.	4,751	7,338	17,000
Pentair LTD	4,416	10,336	15,300
Ametek, Inc.	3,334	9,129	12,200
Snap-On, Inc.	3,099	4,600	11,200
Roper Industries, Inc.	2,993	10,964	9,475
Pall Corp.	2,672	6,694	10,800
Crane Co.	2,579	2,634	11,000
Gardner Denver, Inc.	2,356	3,363	6,800
IDEX Corp.	1,954	3,846	6,814
Waters Corp.	1,844	7,575	5,700
Xylem, Inc.	3,791	5,035	12,700
Xylem Percentile Rank	49%	35%	48%

*	Based on reported GAAP revenues for the most recent four quarters ended on or prior to December 31, 2012.

The LDCC also considers a “Supplemental Peer Group” for pay design and corporate governance, but not for benchmarking compensation levels. This group consists of companies with a similar industry focus to Xylem but different revenue size parameters: Danaher Corporation, Mueller Water Products, Inc., United Technologies Corporation, and Watts Water Technologies, Inc. The LDCC did not make any changes to this peer group in 2012.

In addition to using the Primary Peer Group for setting NEO compensation, the LDCC uses multiple broad-based compensation survey data for assessing the competitiveness of our NEOs’ compensation. Market survey data sources include: Towers Watson Compensation Data Bank, Mercer Executive Compensation General Industry Survey and Equilar Top 25 Survey. Each survey includes approximately 1,000 to 2,500 participants. The LDCC does not select the companies that participate in these broad-based surveys and does not consider the specific participants in the surveys as a factor in its compensation determinations.

Our NEOs’ total target compensation opportunity is designed to approximate the market median and may be adjusted for other factors such as outstanding performance, strategic impact, level of responsibility, tenure in the position and internal pay equity. During 2012, all compensation actions for NEOs were based on the review of the competitive market median without any additional adjustment factor or consideration. Our NEOs’ total actual compensation should vary on a yearly basis in accordance with actual annual and long-term performance.

Additional Information

Change of Control Agreements

Our NEOs do not have stand-alone change in control agreements. However, many of the Company’s short-term and long-term incentive plans, severance arrangements and non-qualified deferred compensation plans provide additional or accelerated benefits upon a change of control. The Company does not provide any tax gross-ups related to Internal Revenue Code (IRC) Section 280G. A description of these benefits is on page 52 of this Proxy Statement.

Consideration of Tax and Accounting Impacts

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to its CEO and the three other highest-paid NEOs, other than the CFO. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Compensation attributable to awards under Xylem’s 2012 AIP and LTIP program are generally structured to qualify as performance-based compensation under Section 162(m) with the exception of the RSUs.

There may be situations in which the prudent use of discretion in determining pay levels is in the best interests of the Company and its shareowners and, therefore, desirable. In view of those situations, the LDCC retains the flexibility to structure awards in ways that will not permit them to qualify as performance-based compensation under Section 162(m).

Xylem’s plans are intended to comply with Section 409A of the Internal Revenue Code, to the extent applicable.

Recoupment/Clawback Policy

The Company adopted a policy that provides for recoupment of performance-based compensation if the Board of Directors determines that a senior executive has engaged in fraud or willful misconduct that caused or otherwise contributed to the need for a material restatement of Xylem’s financial results. In such a situation, the Board would review all compensation awarded to or earned by that senior executive on the basis of Xylem’s financial performance during fiscal periods materially affected by the restatement. This review would include AIP and LTIP awards. If, in the Board’s view, the compensation related to Xylem’s financial performance would have been lower if it had been based on the restated results, the Board will, to the extent permitted by applicable law, seek recoupment from that senior executive of any excess portion of such compensation as it deems appropriate after a review of all relevant facts and circumstances. The NEOs are covered by this policy.

Consideration of Material Non-Public Information

The Company typically closes the window for insiders to trade in the Company’s stock in advance of, and for a period of time immediately following earnings releases and Board meetings, because the Company and insiders may be in possession of material non-public information. The annual first quarter meeting of the LDCC at which compensation decisions and awards are typically made for employees usually occurs during a Board meeting period. As such, stock option awards may occur at a time when the Company is in possession of material non-public information. The LDCC does not consider the possible possession of material non-public information when it determines the number, price or timing of stock options granted. Rather, the LDCC uses market competitive data, individual performance and retention considerations when it grants equity awards under the LTIP.

Stock option and RSU awards granted to NEOs, senior and other executives, and Directors are awarded and priced on the same date as the approval date. The Company may also award stock options in the case of the promotion of an existing employee or hiring of a new employee. These stock option grants may be made at a time when the Company is in possession of material non-public information related to the promotion or the hiring of a new employee or other matters.

Program Changes for 2013

The LDCC is committed to establishing strong linkage between pay and performance. As an evolution of that philosophy, the LDCC determined that LTIP awards should include a more direct link with long-term performance now that the Company is more established as a new publicly traded company with better ability to set robust and long-term performance targets. Starting with 2013, 33% of the LTIP award for NEOs will be in the form of PSUs that are earned based on a pre-set, three-year ROIC metric. The remaining 67% of the LTIP award will be provided as 34% stock options and 33% RSUs. This change links NEOs’ compensation to ROIC, which is an important measure in building long-term value for shareowners by focusing on the effective allocation of capital. This mix of equity-based awards also supports the Company’s objectives for long-term performance, strong alignment with shareowners, and retention of a high-quality leadership team.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for our NEOs. The information for 2011 reflects compensation paid to our NEOs by ITT prior to the Spin-off and by us after the Spin-off. The information for 2010 reflects compensation paid to our NEOs by ITT.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non- Equity Incentive Plan Compen- sation ($)(6)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(7)	All Other Compen- sation ($)(8)	Total ($)
Gretchen W. McClain	2012	935,000	—	2,124,994	2,125,002	872,990	—	142,473	6,200,459
President and Chief	2011	632,692	20,000	3,608,803	3,492,838	672,390	250,968	106,289	8,783,980
Executive Officer	2010	527,604	—	761,335	372,279	654,700	97,308	74,141	2,487,367
Michael T. Speetzen	2012	493,077	—	500,000	500,000	371,520	—	53,016	1,917,613
Senior Vice President and	2011	338,273	5,556	777,360	740,433	394,670	47,976	45,844	2,350,112
Chief Financial Officer	2010	309,692	19,200	639,393	100,104	240,900	20,508	45,978	1,375,775
Michael L. Kuchenbrod Senior Vice President and President, Water Solutions	2012	353,385	110,000	274,991	275,004	176,430	—	586,425	1,776,235
Kenneth Napolitano	2012	385,000	—	267,490	267,502	188,680	—	69,466	1,178,138
Senior Vice President and	2011	328,146	6,944	663,771	669,612	321,310	490,345	109,397	2,589,525
President, Applied Water Systems	2010	311,368	10,600	299,656	141,773	213,600	120,905	91,737	1,189,639
Angela A. Buonocore	2012	390,000	—	249,987	250,000	198,620	—	41,835	1,130,442
Senior Vice President and	2011	360,192	7,500	705,910	679,849	816,520	119,380	93,519	2,782,870
Chief Communications Officer	2010	338,077	15,700	285,521	139,614	315,000	64,169	41,785	1,199,866

(1)	Mr. Kuchenbrod was not an NEO for 2011 and 2010. As a result, only his 2012 compensation is reported.

(2)	Amounts in the “Salary” column represent the actual base salary payments to the NEOs in 2012. For Mr. Speetzen and Mr. Kuchenbrod, the amounts represent a combination of salaries paid before and after the 2012 increase.

(3)	The amount for Mr. Kuchenbrod represents a portion of the retention award that was approved in 2011 in conjunction with his acceptance of the new role as Senior Vice President, Water Solutions and required contribution to the successful completion of the Spin-off. 50% of the retention award was paid in 2011 and the other 50% was paid in 2012. The 2011 and 2010 amounts for other NEOs represent discretionary cash payment under ITT.

(4)	Amounts in the “Stock Awards” column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the 2012 RSU awards. A discussion of RSU awards and assumptions used in calculating the 2012 values may be found in Note 16 to the Consolidated and Combined Financial Statements in the Company’s 2012 Annual Report on Form 10-K.

Amounts for 2011 also include special one-time Founder’s Grants in conjunction with the Spin-off: Ms. McClain: $2,550,011; Mr. Speetzen: $559,010; Mr. Napolitano: $382,505; and Ms. Buonocore: $375,002.

(5)	Amounts in the “Option Awards” column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the 2012 stock option awards. A discussion of assumptions relating to 2012 stock option awards may be found in Note 16 to the Consolidated and Combined Financial Statements in the Company’s 2012 Annual Report on Form 10-K.

Amounts for 2011 also include special one-time Founder’s Grants in conjunction with the Spin-off: Ms. McClain: $2,550,000; Mr. Speetzen: $559,002; Mr. Napolitano: $382,500; and Ms. Buonocore: $374,998.

(6)	Amounts in the “Non-Equity Incentive Plan Compensation” column represent AIP awards earned for the 2012 performance year.

(7)	Xylem does not have a pension plan. The changes in the present value in accrued pension benefits for 2011 and 2010 represent values under the ITT pension plans prior to the Spin-off. The NEOs no longer actively participate in the ITT pension plans and may be entitled to vested benefit payouts. All benefits under this plan have been frozen and all obligations have been transferred to Exelis Inc. as of October 31, 2011.

No NEO received preferential or above-market earnings on deferred compensation.

(8)	Amounts in this column for 2012 represent items specified in the “All Other Compensation Table” below.

All Other Compensation Table

Name	Company Contribution to Defined Contribution Plans ($)(a)	Company Contribution to Supplemental Plan (b)	Company Contribution to Deferred Compensation Plan ($)(c)	Other ($)(d)	Total All Other Compensation ($)
Gretchen W. McClain	17,500	109,059	14,399	1,515	142,473
Michael T. Speetzen	15,000	36,876	—	1,140	53,016
Michael L. Kuchenbrod	28,686	36,554	—	521,185	586,425
Kenneth Napolitano	30,000	38,842	—	624	69,466
Angela A. Buonocore	17,500	23,703	—	632	41,835

(a)	Amounts represent the core, match and transition credit contributions to the participants under the Xylem Plan. These amounts include contributions in fiscal year 2012 as well as contributions for the 2012 AIP award earned in 2012 and paid in 2013.

(b)	Amounts represent the core, match and transition credit contributions to the Xylem Supplemental Plan. Xylem contributions to the Xylem Supplemental Plan are unfunded and earnings accrue at the same rate as the Stable Value Fund available to participants in the Xylem Plan. These amounts include contributions in fiscal year 2012 as well as contributions for the 2012 AIP award earned in 2012 and paid in 2013.

(c)	Amounts represent the aggregate of core, match and transition credit contributions to the participants under the Xylem Deferred Compensation Plan. These contributions include contributions for the 2012 AIP award earned in 2012 and paid in 2013.

(d)	Amounts include taxable group term-life insurance premiums attributable to each NEO. For Mr. Speetzen, this also includes health club reimbursement as part of the headquarters wellness program, which is available to all employees. For Mr. Kuchenbrod, this also includes $520,612 of expatriate benefits he received in connection with his international assignment in China and Sweden. These benefits include housing, cost-of-living, transportation, and tax equalization payments. Over 80% of the benefit is in the form of tax equalization payment. They are consistent with benefits provided for other employees working on non-permanent international assignment.

GRANTS OF PLAN-BASED AWARDS IN 2012

The following table provides information regarding equity and non-equity awards made to our NEOs during the year ended December 31, 2012. The compensation plans, under which the grants in the following table were made are described in “Compensation Discussion and Analysis,” include the AIP, RSU and stock option awards.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Gretchen W. McClain		—	1,028,500	2,057,000	—	—	—
	3/2/12							79,887			2,124,994
	3/2/12								259,463	26.60	2,125,002
Michael T. Speetzen		—	400,000	800,000	—	—	—
	3/2/12							18,797			500,000
	3/2/12								61,050	26.60	500,000
Michael L. Kuchenbrod		—	216,000	432,000	—	—	—
	3/2/12							10,338			274,991
	3/2/12								33,578	26.60	275,004
Kenneth Napolitano		—	231,000	462,000	—	—	—
	3/2/12							10,056			267,490
	3/2/12								32,662	26.60	267,502
Angela A. Buonocore		—	234,000	468,000	—	—	—
	3/2/12							9,398			249,987
	3/2/12								30,525	26.60	250,000

(1)	Amounts reflect the threshold, target and maximum payment levels, respectively, if an award payout is achieved under the 2012 AIP described above in “Compensation Discussion and Analysis — Annual Incentive Plan.” These potential payments are based on achievement of specific performance metrics and are completely at risk.

The Threshold amount shown is 0% of the Target amount, which is comprised of the Team Performance and Individual Performance. Both the Team Performance and Individual Performance payout begin at just above 0% of the Target amount if the Threshold payout level is met. If the Threshold payout level is not met, no award payout will be paid.

(2)	Amounts reflect the number of RSUs granted in 2012 to the NEOs, which was determined using the closing price of Xylem stock on the March 2, 2012 grant date. The 2012 RSU awards granted to an NEO vest in full at the end of the three-year restriction period following the grant date provided that the executive remains an employee as of the vesting date.

(3)	Amounts reflect the number of stock options granted in 2012 to the NEOs, which was determined using the binomial lattice value on the March 2, 2012 grant date. The 2012 stock option awards granted to an NEO vest in three equal installments on each of the first, second, and third anniversaries of the grant date provided that the executive remains an employee as of each vesting date and expire ten years after the grant date.

(4)	The stock option exercise price equals the closing price of Xylem stock on the March 2, 2012 grant date.

(5)	Amounts in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718 for RSUs and stock option awards granted to the NEOs in 2012.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

The following table provides information regarding outstanding stock option awards and unvested restricted stock or RSU awards (including related dividend equivalent units) held by each NEO as of December 31, 2012. All information is presented below on a post-conversion basis. In connection with the Spin-off, restricted stock, RSUs and non-qualified stock options awarded prior to the Spin-off were converted to Xylem restricted stock, RSUs and non-qualified stock options, and the uncompleted portions of ITT Total Shareowner Return Award were converted to Xylem RSUs.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(3)	Market Value of Shares or Units of Stock that Have Not Vested ($)(4)
Gretchen W. McClain	3/6/06	15,541	—	29.5748	3/6/13	322,791	8,747,636
	3/7/07	26,994	—	32.5558	3/7/14
	3/10/08	29,693	—	29.8050	3/10/15
	3/5/09	53,669	—	18.6330	3/5/16
	3/5/10	—	42,837	30.0295	3/5/20
	3/3/11	—	59,598	32.3818	3/3/21
	11/7/11	102,534	205,066	24.6000	11/7/21
	3/2/12	—	259,463	26.6000	3/2/22
Michael T. Speetzen	3/5/09	8,772	—	18.6330	3/5/16	66,058	1,790,172
	3/5/10	8,473	4,236	30.0295	3/5/20
	3/3/11	4,536	9,072	32.3818	3/3/21
	11/7/11	22,477	44,954	24.6000	11/7/21
	3/2/12	—	61,050	26.6000	3/2/22
Michael L. Kuchenbrod	2/2/04	19,593	—	21.0302	2/2/14	33,986	921,021
	3/6/06	7,602	—	29.5748	3/6/13
	3/7/07	6,599	—	32.5558	3/7/14
	3/10/08	8,220	—	29.8050	3/10/15
	3/5/09	15,906	—	18.6330	3/5/16
	3/5/10	9,038	4,517	30.0295	3/5/20
	3/3/11	4,399	8,800	32.3818	3/3/21
	11/7/11	9,148	18,295	24.6000	11/7/21
	3/2/12	—	33,578	26.6000	3/2/22
Kenneth Napolitano	2/2/04	9,975	—	21.0302	2/2/14	39,335	1,065,979
	3/7/07	6,750	—	32.5558	3/7/14
	3/10/08	9,859	—	29.8050	3/10/15
	3/5/09	22,096	—	18.6330	3/5/16
	3/5/10	12,000	5,999	30.0295	3/5/20
	3/3/11	5,842	11,685	32.3818	3/3/21
	11/7/11	15,380	30,760	24.6000	11/7/21
	3/2/12	—	32,662	26.6000	3/2/22
Angela A. Buonocore	3/7/07	11,996	—	32.5558	3/7/14	39,619	1,073,675
	3/10/08	14,793	—	29.8050	3/10/15
	3/5/09	20,128	—	18.6330	3/5/16
	3/5/10	—	16,065	30.0295	3/5/20
	3/3/11	—	18,624	32.3818	3/3/21
	11/7/11	15,079	30,156	24.6000	11/7/21
	3/2/12	—	30,525	26.6000	3/2/22

(1)	Vesting information for vested stock options (vesting occurs on the applicable anniversary of the grant date):
•	Ms. McClain: 2008 and 2009 awards vested 100% after three years; all other awards vested in three equal installments over the three-year period fowling the grant date.
•	Mr. Speetzen: 2009 award vested one-third in 2010 and two-thirds in 2012; all other awards vested in three equal installments over the three-year period fowling the grant date.
•	Mr. Kuchenbrod and Mr. Napolitano: 2004 award vested 100% on the grant date; all other awards vested in three equal installments over the three-year period fowling the grant date.
•	Ms. Buonocore: All awards vested in three equal installments over the three-year period fowling the grant date.

(2)	The following table provides vesting schedule for unvested stock options (vesting occurs on the applicable anniversary of the grant date).

		Vesting Schedule (#)
Name	Grant Date	2013	2014	2015
Gretchen W. McClain	3/5/10	42,837	—	—
	3/3/11	—	59,598	—
	11/7/11	102,533	102,533	—
	3/2/12	86,488	86,488	86,487
Michael T. Speetzen	3/5/10	4,236	—	—
	3/3/11	4,537	4,535	—
	11/7/11	22,477	22,477	—
	3/2/12	20,350	20,350	20,350
Michael L. Kuchenbrod	3/5/10	4,517	—	—
	3/3/11	4,400	4,400	—
	11/7/11	9,148	9,147	—
	3/2/12	11,193	11,193	11,192
Kenneth Napolitano	3/5/10	5,999	—	—
	3/3/11	5,843	5,842	—
	11/7/11	15,380	15,380	—
	3/2/12	10,888	10,887	10,887
Angela A. Buonocore	3/5/10	16,065	—	—
	3/3/11	—	18,624	—
	11/7/11	15,078	15,078	—
	3/2/12	10,175	10,175	10,175

(3)	The following tables provides the vesting schedule for unvested Restricted Stock and RSUs (RSUs granted on 11/7/11 that vest in 2013 represent the converted and outstanding portion of the 2010 ITT TSR Award, which will vest on December 31, 2013; vesting for all other awards occurs on the applicable anniversary of the grant date):

		Vesting Schedule (#)
Name	Grant Date	2013	2014	2015
Gretchen W. McClain	3/5/09	—	93,996	—
	3/5/10	13,364	—	—
	3/3/11	—	16,228	—
	11/7/11	15,657	103,659	—
	3/2/12	—	—	79,887
Michael T. Speetzen	3/5/10	7,987	—	9,975
	3/3/11	—	3,346	—
	11/7/11	3,229	22,724	—
	3/2/12	—	—	18,797
Michael L. Kuchenbrod	3/5/10	3,959	—	—
	3/3/11	—	3,245	—
	9/27/11	—	4,063	—
	11/7/11	3,133	9,248	—
	3/2/12	—	—	10,338
Kenneth Napolitano	3/5/10	5,260	—	—
	3/3/11	—	4,310	—
	11/7/11	4,160	15,549	—
	3/2/12	—	—	10,056
Angela A. Buonocore	3/5/10	5,012	—	—
	3/3/11	—	5,071	—
	11/7/11	4,894	15,244	—
	3/2/12	—	—	9,398

(4)	Market values were determined based on the Company’s closing stock price of $27.10 on December 31, 2012.

OPTION EXERCISES AND STOCK VESTED IN 2012

The following table provides the values realized by our NEOs upon the exercise of Xylem stock options and the vesting of restricted stock awards in 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Gretchen W. McClain	—	—	22,611	600,407
Michael T. Speetzen	—	—	6,281	166,784
Michael L. Kuchenbrod	40,968	153,485	5,917	157,263
Kenneth Napolitano	8,906	5,912	8,114	215,601
Angela Buonocore	—	—	15,603	410,515

(1)	This amount reflects number of shares acquired upon exercise of stock options times the difference between the Xylem stock price on the date of exercise and the exercise price of stock options.

(2)	These amounts reflect the value realized upon the vesting of RSUs based upon the closing price of Xylem stock on the date of vesting.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2012

Xylem Deferred Compensation Plan

The Xylem Deferred Compensation Plan is a tax deferral plan which permits eligible executives with a base salary of at least $200,000 to defer between 2% and 90% of their AIP payments. The AIP amount deferred is included in the “Summary Compensation Table” under “Non-Equity Incentive Plan Compensation.” Withdrawals under the plan are available on payment dates elected by participants at the time of the deferral election. The withdrawal election is irrevocable except in cases of demonstrated hardship due to an unforeseeable emergency as provided by the Xylem Deferred Compensation Plan. Amounts deferred will be unsecured general obligations of the Company to pay in the future and will rank with other unsecured and unsubordinated indebtedness of the Company.

Participants can elect to have their account balances allocated into one or more of the 25 phantom investment funds (including a phantom Company stock fund) and can change their investment allocations on a daily basis. All plan accounts are maintained on the accounts of the Company and investment earnings are credited to a participant’s account (and charged to corporate earnings) to mirror the investment returns achieved by the investment funds chosen by that participant.

A participant can establish up to six “accounts” into which AIP payment deferrals are credited, and elect a different form of payment and a different payment commencement date for each “account,” One account may be selected based on a termination date (the “Termination Account”) and five accounts based on employee-specified dates (each a “Special Purpose Account”). Each Termination and Special Purpose Account may have different investment and payment options. Termination Accounts will be paid in the seventh month following the last day worked. Changes to Special Purpose Account distribution elections must be made at least 12 months before any existing benefit payment date, may not take effect for at least 12 months, and must postpone the existing benefit payment date by at least five years. Additionally, Termination Account distribution elections are irrevocable.

As of January 1, 2012, the Xylem Deferred Compensation Plan includes the deferral of Company contributions that would have been made under the Xylem Plan or the Xylem Supplemental Plan. The Company contributions are as defined under the provisions of the Xylem Retirement Savings Plan for Salaried Employees for a particular plan year and include core, match and transition credit contributions, if applicable.

Xylem Supplemental Retirement Savings Plan for Salaried Employees

The Xylem Supplemental Plan was established to provide retirement benefits that cannot be paid from the Xylem Plan due to the federal limits on the amount of benefits that can be paid and the amount of compensation that can be recognized under a tax-qualified retirement plan as described on page 38. These benefits are generally paid directly by Xylem. The Xylem Supplemental Plan extends retirement savings benefits above the IRS limit ($250,000 in 2012). The same company contributions for core, match and transition credits apply as in the Xylem Plan. Employees are not eligible to make contributions in the Xylem Supplemental Plan. The Xylem Supplemental Plan is a non-qualified and unfunded plan. All amounts in the Xylem Supplemental Plan constitute a general unsecured obligation of the Company. Such amounts, as well as any administrative costs relating to the plan, are paid out of the general assets of the Company.

The table below shows the activity within the Deferred Compensation Plan and the Xylem Supplemental Plan (Non-Qualified Savings) for the NEOs for 2012.

2012 Non-Qualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last Fiscal Year End ($)(5)
Gretchen W. McClain
Deferred Compensation	174,598	14,399	36,862	(162,925)	586,895
Non-Qualified Savings	—	109,059	3,107	—	233,796
Total	174,598	123,458	39,969	(162,925)	820,691
Michael T. Speetzen
Deferred Compensation	—	—	3,858	—	74,007
Non-Qualified Savings	—	36,876	660	—	53,509
Total	—	36,876	4,518	—	127,516
Michael L. Kuchenbrod
Deferred Compensation	—	—	—	—	—
Non-Qualified Savings	—	36,554	715	—	52,082
Total	—	36,554	715	—	52,082
Kenneth Napolitano
Deferred Compensation	—	—	—	—	—
Non-Qualified Savings	—	38,842	692	—	51,660
Total	—	38,842	692	—	51,660
Angela A. Buonocore
Deferred Compensation	—	—	84,374	—	1,671,333
Non-Qualified Savings	—	23,703	1,274	—	92,029
Total	—	23,703	85,648	—	1,763,362

(1)	Deferred compensation amounts for Ms. McClain represent the deferred portion of the 2012 AIP, which was credited to her account in 2013 and is included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

(2)	Amounts in the “Registrant Contributions in Last Fiscal Year” column include the aggregate of core, match and transition credit contributions to the participants under the Xylem Deferred Compensation Plan and the Xylem Supplemental Plan for the 2012 AIP, which were credited to the executives’ accounts in 2013. These amounts are reflected in the Supplemental Plan Contributions column in the “All Other Compensation Table” and are included in the “Summary Compensation Table.”

(3)	The Company does not provide preferential or above-market rates. As a result, the aggregate earnings are not included in the Summary Compensation Table.

(4)	Distribution reflects payment from Special Purpose Accounts with specified payment commencement dates of March 1, 2012 and April 1, 2012.

(5)	The amounts represent account balances at 2012 Fiscal Year End and exclude the executive and registrant contributions that were credited in 2013.

The table below shows the funds available under the Xylem Deferred Compensation Plan, as reported by the administrator, and their annual rate of return for the calendar year ended December 31, 2012.

Fund	Rate of Return 1/1/12-12/31/12	Fund	Rate of Return 1/1/12-12/31/12
Dodge & Cox Stock Fund —DODGX	22.01%	Model Portfolio — Moderate	15.00%
First Eagle Overseas Fund — Class A — SGOVX	13.98%	Model Portfolio — Moderate/Aggressive	16.48%
Fixed Rate Option(1)	5.25%	Vanguard Total Bond Market Index Inv —VBMFX	4.05%
Harbor International Inv — HIINX	20.41%

(1)	The Fixed Rate Option rate is based on guaranteed contractual returns from a third-party insurance provider.

POTENTIAL POST-EMPLOYMENT COMPENSATION

The Potential Post-Employment Compensation table included in this section reflects the amounts of compensation payable to each of the NEOs in the event of employment termination under several different circumstances, including death, disability, termination without cause or termination in connection with a change of control. The NEOs are covered under the Xylem Senior Executive Severance Pay Plan or the Xylem Special Senior Executive Severance Pay Plan.

The Xylem Special Senior Executive Severance Pay Plan does not allow for excise tax gross-ups and includes a cap on severance benefits. In March 2012, the LDCC amended the Xylem Special Senior Executive Severance Pay Plan to update changes in pension plan language and remove references to perquisites. The severance plans apply to the Company’s key employees, including NEOs, as defined by Section 409A of the Internal Revenue Code. Xylem’s severance plan arrangements are not considered in determining other elements of compensation.

The amounts shown in the Potential Post-Employment Compensation tables are estimates, assuming that the triggering event was effective as of December 31, 2012, and including amounts which would be earned through such date (or that would be earned during a period of severance).

Payments and Benefits Provided Generally to Salaried Employees

The amounts shown in the tables below do not include payments and benefits to the extent these payments and benefits are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	accrued salary and vacation pay;

•	regular retirement benefits under the Xylem Plan;

•	continued benefits under COBRA; and

•	distributions of balances under the Xylem Plan and amounts currently vested under the Xylem Supplemental Plan.

Xylem Senior Executive Severance Pay Plan

The purpose of this plan is to provide a period of transition for senior executives who are U.S. citizens or employed in the U.S., including our NEOs. The plan generally provides for severance payments if Xylem terminates a senior executive’s employment without cause.

The exceptions to severance payment are:

•	the executive terminates his or her own employment;

•	the executive’s employment is terminated for cause;

•	termination occurs after the executive’s normal retirement date (i.e., after the first day of the month that coincides with the executive’s 65th birthday);

•	termination occurs in certain divestiture instances if the executive accepts employment or refuses comparable employment; and

•	employment is terminated as a result of a death or disability.

No severance is provided for termination for cause because the Company believes employees terminated for cause should not receive any additional compensation. No severance is provided in the case of termination after a normal retirement date because the executive will be eligible for retirement payments under the Xylem retirement savings plans. No severance is provided in certain divestiture circumstances where an executive accepts or refuses comparable employment because the executive has the opportunity to receive employment income from another party under comparable circumstances. No severance is provided for termination as a result of death or disability because the executive or the executive’s estate will be eligible for other death and/or disability benefits provided by the Company. All of our NEOs participate in this plan.

The amount of severance pay under this plan depends on the executive’s salary and years of service. The plan provides 12 months of salary for up to three years of service and one additional month of salary for each additional year of service. The amount will not exceed 24 months of salary or be greater than two times the executive’s total annual compensation during the year immediately preceding termination. The Company considers these severance pay provisions appropriate transitional provisions given the job responsibilities and competitive market in which senior executives function. The Company’s obligation to continue severance payments stops if the executive does not comply with the Xylem Code of Conduct. Xylem considers this cessation provision to be critical to its emphasis on ethical behavior. The Company’s obligation to continue severance payments also stops if the executive does not comply with non-competition provisions of the Xylem Severance Policy or Xylem Senior Executive Severance Pay Plan. These provisions protect the integrity of our businesses and are consistent with typical commercial arrangements.

If a covered executive receives or is entitled to receive other compensation from another company, the amount of that other compensation could be used to offset amounts otherwise payable under the Xylem Senior Executive Severance Pay Plan. During the severance payment period, the executive will have a limited right to continue to be eligible for participation in certain benefit plans. Severance pay will start within sixty days following the covered executive’s scheduled termination date.

Xylem Special Senior Executive Severance Pay Plan

The purpose of this plan is to provide compensation in the case of termination of employment in connection with an acceleration event (defined in “Potential Post-Employment Compensation — Change of Control Arrangements”) including termination following a change of control. The plan is designed to put the executive in a comparable position, from a total rewards standpoint, as he or she would have been in without the acceleration event. The provisions of this plan are specifically designed to address the inability of senior executives to influence the Company’s future performance after certain change of control events. The plan is structured to encourage executives to act in the best interests of shareowners by providing for certain compensation and retention benefits and payments, including change of control provisions, in the case of an acceleration event.

The purposes of these provisions are to:

•	provide for continuing cohesive operations as executives evaluate a transaction, which, without change of control protection, could be personally adverse to the executive;

•	keep executives focused on preserving value for shareowners;

•	retain key talent in the face of potential transactions; and

•	aid in attracting talented employees in the competitive marketplace.

This plan provides two levels of benefits for covered executives, including NEOs, based on their positions within the Company. The LDCC considered two levels of benefits appropriate, based on the relative ability of each level of executives to influence future performance of the Company. NEOs participate at the higher level of benefits and the LDCC assesses severance plans for competitiveness and appropriateness annually.

Under the Xylem Special Senior Executive Severance Pay Plan, if a covered executive is terminated within two years after an acceleration event including a change of control, in contemplation of a change of control that ultimately occurs or if the covered executive terminates his or her employment for good reason within two years after an acceleration event including a change of control, he or she would be entitled to:

•	any accrued but unpaid salary, AIP payment, unreimbursed expenses and employee benefits, including vacation;

•	three times (two times for the lower benefit level) the current annual base salary and three times (two times for the lower benefit level) the current AIP payment paid or awarded (“Severance Pay”);

•	continuation of health and life insurance benefits at the same levels for three years (two years for the lower benefit level);

•	Severance Pay times the current eligible percentage rate of Xylem’s contributions to the Xylem Plan and the Xylem Supplemental Plan (such payment will not exceed 12%);

•

in the event severance payments would constitute an “excess parachute payment” within the definition of Section 280G of the Internal Revenue Code, the aggregate of all severance payments should be reduced so the present value of payments does not exceed the Safe Harbor Amount as defined by the Internal Revenue Code; and

•	one year of outplacement services.

Change of Control Arrangements

The payment or vesting of awards or benefits under each of the plans listed below would generally be accelerated upon the occurrence of a change of control of Xylem. The reason for the change of control provisions in these plans is to put the executive in the same position he or she would have been in had the change of control not occurred. Executives can then focus on preserving value for shareowners when evaluating transactions that, without change of control provisions, could be personally adverse to the executive. There would be a change of control of Xylem if one of the following acceleration events occurred:

•	Acquisition of 20% or more of Xylem’s outstanding stock by another entity or group excluding the following:

– Xylem or a subsidiary; or

– an employee benefit plan that is sponsored by Xylem or a subsidiary.

•	The shareowners of Xylem approved:

–	any consolidation, business combination or merger of Xylem other than such transactions in which the shareowners of Xylem would hold 50% or more of the combined voting power of the surviving corporation immediately prior to and after the merger; or

– any sale, lease, exchange or other transfer of all or substantially all of the assets of Xylem.

•

A majority of the members of the Board changed within a 12-month period unless the election or nomination for election or each of the new Directors was recommended or approved by a majority of Directors who were Directors at the beginning of such 12-month period.

For awards or benefits earned since January 1, 2005, payment of awards or benefits would be made if a person other than Xylem, one of its subsidiaries or any employment benefit plan sponsored by Xylem becomes the beneficial owner of 30% or more of Xylem’s outstanding stock.

The following Company plans have change of control provisions:

•	the Xylem 2011 Omnibus Incentive Plan;

•	the Xylem 1997 Annual Incentive Plan;

•	the Xylem 1997 Long-Term Incentive Plan;

•	the Xylem Special Senior Executive Severance Pay Plan;

•	the Xylem Enhanced Severance Pay Plan;

•	the Xylem Deferred Compensation Plan;

•	the Xylem Supplemental Retirement Savings Plan for Salaried Employees; and

•	the Xylem Retirement Savings Plan for Salaried Employees.

Potential post-employment and change of control compensation for the NEOs are summarized below.

Potential Post-Employment and Change of Control Compensation

Name	Death/ Disability ($)(1)	Termination Not For Cause ($)(2)	Change of Control Termination Not for Cause/ With Good Reason ($)(3)
Gretchen W. McClain	9,485,715	8,252,956	15,393,459
Michael T. Speetzen	1,954,299	1,312,990	4,833,265
Michael L. Kuchenbrod	1,003,803	1,131,301	2,882,927
Kenneth Napolitano	1,175,254	1,274,041	3,209,823
Angela Buonocore	1,180,985	952,293	3,157,467

(1)	This is potential lump-sum payment related to unvested equity awards if an NEO has died or become disabled as of December 31, 2012. Equity awards vest according to the terms described in “Compensation Discussion and Analysis — Our Executive Compensation Program — Long-term Incentive Plan” on page 36. The amount reflects the market value of restricted stock and in-the-money value of stock options based on the Company’s December 31, 2012 closing price of $27.10.

(2)	The amounts shown consist of the following potential payments if an NEO had been terminated not for cause as of December 31, 2012:

a.	A lump-sum payment based on the NEO’s then current salary and years of service under the Xylem Senior Executive Severance Pay Plan for all NEOs except for Ms. McClain, who would be paid a lump-sum amount equal to two times her then current annual salary and two times the then current target AIP based on the severance arrangements included in the offer letter associated with the Spin-off. The details of the severance arrangements are on page 63 of the 2012 Proxy Statement filed on March 29, 2012.

b.	A lump-sum payment for unvested equity awards that would vest according to the terms described in “Compensation Discussion and Analysis — Our Executive Compensation Program — Long-term Incentive Plan.” The amount reflects the market value of restricted stock and in-the-money value of stock options based on the Company’s December 31, 2012 closing price of $27.10.

c.	The Company’s portion of health and life insurance premium paid monthly for the duration of the severance period based on a NEO’s years of service under the Xylem Senior Executive Severance Pay Plan.

(3)	The amounts shown consist of the following potential payments upon termination not for cause or with good reason within two years of Change of Control:

a.	A lump-sum Severance Pay equal to three times an NEO’s then current salary and three times the most recent AIP award paid or awarded preceding a change of control under the Xylem Special Senior Executive Severance Pay Plan.

b.	A lump-sum payment for unvested equity awards that would vest according to the terms described in “Compensation Discussion and Analysis — Our Executive Compensation Program — Long-term Incentive Plan.” The amount reflects the market value of restricted stock and in-the-money value of stock options based on the Company’s December 31, 2012 closing price of $27.10.

c.	A lump-sum payment equal to Severance Pay times the then current eligible percentage for the Company’s contribution to the Xylem Plan and the Xylem Supplemental Plan as provided under the Xylem Special Senior Executive Severance Pay Plan.

d.	The Company’s portion of health and life insurance premiums paid monthly for three years under the Xylem Special Senior Executive Severance Pay Plan.

e.	A lump-sum payment equal to the cost of outplacement services for one year following the termination under the Xylem Special Senior Executive Severance Pay Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information related to the shares of Xylem Common Stock that may be issued under equity compensation plans as of December 31, 2012:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders(1)	5,671,208	(2)	$26.46	(3)	10,937,471
Equity Compensation Plans Not Approved by Security Holders	—		—		—
Total	5,671,208		$26.46	(3)	10,937,471

(1)	Equity Compensation Plans Approved by Security Holders include the Xylem 2011 Omnibus Incentive Plan.
(2)	The amount includes 4,083,072 shares of underlying stock options and 1,588,136 shares of restricted stock.
(3)	Represents the weighted average exercise price of outstanding stock options only.

ANNEX 1

REDLINED TO REFLECT PROPOSED CHANGES TO ARTICLE FIFTH OF THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION XYLEM INC.

ARTICLE FIFTH

(a) The number of directors constituting the Board of Directors of the Corporation shall be not less than three nor more than twenty-five, with the exact number to be fixed from time to time solely by resolution of the Board of Directors acting by not less than a majority of the directors in office. ~~The~~ Prior to the annual meeting of shareholders to be held in 2016 (the “2016 Annual Meeting”), the Board of Directors shall be divided into three (3) classes, as nearly equal in number as possible, with the term of office of one class expiring each year. ~~Directors of the first class are to be elected for a term expiring at the annual meeting of shareholders to be held in 2012, directors of the second class are to be elected for a term expiring at the annual meeting of shareholders to be held in 2013, and directors of the third class are to be elected for a term expiring at the annual meeting of shareholders to be held in 2014, with each director to hold office until his or her successor is elected and qualified. Commencing with the~~ At each annual meeting of shareholders ~~in 2012,~~prior to the 2016 Annual Meeting, each class of directors whose term shall then expire shall be elected to hold office for a three-year term. All directors of the Corporation elected at or after the 2016 Annual Meeting shall be elected for a term expiring at the next annual meeting of shareholders, with each such director to hold office until such director’s successor shall have been elected and qualified, or until his or her earlier death, retirement, resignation or removal. Notwithstanding the foregoing, any director whose term expires at the annual meeting of stockholders scheduled to be held in 2017 or 2018 shall continue to hold office until the end of the term for which such director was elected and until such director’s successor shall have been elected and qualified, or until his or her earlier death, retirement, resignation or removal.

(b) In the case of any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, the vacancy shall be filled by the Board of Directors with the director so elected to serve (i) in the case of any vacancy so filled prior to the 2016 Annual Meeting, for the remainder of the term of the director being replaced or, in the case of an additional director, for the remainder of the term of the class to which the director has been assigned~~. When~~, with each such director to hold office until his or her successor is elected and qualified and (ii) in the case of any vacancy so filled at or after the 2016 Annual Meeting, until the next annual meeting of shareholders, with each such director to hold office until his or her successor is elected and qualified. Until the 2016 Annual Meeting, if the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as possible. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

(c) In a contested election of directors (i.e. any election where the number of nominees exceeds the number of directors to be elected), directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. In an uncontested election of directors, directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Any director or directors may be removed from office at any time, but only for cause and only upon the affirmative vote of at least a majority of the shares then entitled to vote at a meeting called, and notice provided, in accordance with the IBCL, these Articles of Incorporation and the By-Laws of the Corporation.

(d) Special meetings of shareholders of the Corporation may be called only by the Chairman of the Board of Directors or by a majority vote of the entire Board of Directors.

(e) Holders of the Common Stock of the Corporation shall not have any preemptive rights to subscribe for additional issues of shares of Common Stock of the Corporation except as may be agreed from time to time by the Corporation and any such shareholder.

(f) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of such class or series of Preferred Stock.

A-1-1

ANNEX 2

REDLINED TO REFLECT PROPOSED CHANGES TO SECTION 2 OF THE BY-LAWS OF XYLEM INC.

2. DIRECTORS.

2.1. Powers of Directors.    The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all the powers of the Corporation except such as are by applicable law, the Articles of Incorporation or these By-laws required to be exercised or performed by the shareholders.

2.2. Number, Method of Election, Terms of Office of Directors.    The number of Directors which shall constitute the whole Board shall be such as set forth in, and as determined in accordance with, the Articles of Incorporation. ~~The directors~~ Prior to the annual meeting of shareholders to be held in 2016 (the “2016 Annual Meeting”), the Directors shall be divided into three classes as nearly equal in number as possible as provided in the Articles of Incorporation. ~~Except as provided in Article Fifth of the Articles of Incorporation fixing one, two, and three year terms for the initial classified board, each class of directors~~ At each annual meeting of shareholders prior to the 2016 Annual Meeting, each class of Directors whose term shall then expire shall be elected to hold office for a ~~term of three (3) years and until his or her successor is~~three-year term. All Directors elected at or after the 2016 Annual Meeting shall be elected for a term expiring at the next annual meeting of shareholders, with each such Director to hold office until such Director’s successor shall have been elected and qualified, or until his or her earlier death, retirement, resignation or removal. Notwithstanding the foregoing, any Director whose term expires at the annual meeting of shareholders scheduled to be held in 2017 or 2018 shall continue to hold office until the end of the term for which such Director was elected and until such Director’s successor shall have been elected and qualified, or until his or her earlier death, retirement, resignation or removal. Directors need not be shareholders of the Corporation or citizens of the United States of America.

Nominations of persons for election as Directors may be made by the Board or by any shareholder who is a shareholder of record at the time of giving of the notice of nomination provided for in this Section 2.2 and who is entitled to vote for the election of Directors. Any shareholder of record entitled to vote for the election of Directors at a meeting may nominate a person or persons for election as Directors only if written notice of such shareholder’s intent to make such nomination is given in accordance with the procedures for bringing business before the meeting set forth in Section 1.3(b) of these By-Laws, either by personal delivery or by United States mail, postage prepaid, to the Secretary, received at the principal executive offices of the Corporation, not later than (i) with respect to an election to be held at an annual meeting of shareholders, not less than 90 calendar days nor more than 120 calendar days prior to the date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting was changed by more than 30 days from the anniversary date of the previous year’s annual meeting, notice by the shareholder must be so received not earlier than 120 calendar days prior to such annual meeting and not later than 90 calendar days prior to such annual meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Directors, not earlier than 120 calendar days prior to such special meeting and not later than 90 calendar days prior to such special meeting or 10 calendar days following the date on which public announcement of the date of the special meeting is first made and of the nominees to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a meeting commence a new time period, or extend any time period, for the giving of written notice. Any such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and the beneficial owner, if any, on whose behalf the nomination is made and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder, any beneficial owner on whose behalf the nomination is made and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each shareholder, the beneficial owner, if any, on whose behalf the nomination is made and nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of

A-2-1

ANNEX 2

REDLINED TO REFLECT PROPOSED CHANGES TO SECTION 2 OF THE

BY-LAWS OF XYLEM INC.

the Securities and Exchange Commission in connection with solicitations of proxies for the election of directors in an election contest; (e) the consent of each nominee to serve as a Director if so elected; (f) if the shareholder or beneficial owner, if any, intends to (x) deliver a proxy statement and/or form of proxy to the holders of at least the percent of the Corporation’s outstanding capital stock required to elect the nominee and/or (y) otherwise solicit proxies of votes from shareholders in support of such shareholder’s nominee(s), a representation to that effect; (g) a description of any agreement, arrangement or understanding with respect to the nomination and/or the voting of shares of any class or series of stock of the Corporation between or among the Proponent Persons; and (viii) a description of any agreement, arrangement or understanding (including without limitation any swap or other derivative or short position, profits interest, hedging transaction, borrowed or loaned shares, any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell or other instrument) to which any Proponent Person is a party, the intent or effect of which may be (x) to transfer to or from any Proponent Person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (y) to increase or decrease the voting power of any Proponent Person with respect to shares of any class or series of capital stock of the Corporation and/or (z) to provide any Proponent Person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, or to mitigate any loss resulting from, the value (or any increase or decrease in the value) of any security of the Corporation. A shareholder providing notice of a proposed nomination shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is fifteen calendar days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five calendar days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than ten calendar days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of fifteen calendar days prior to the meeting or any adjournment or postponement thereof). The chairman of any meeting of shareholders to elect Directors and the Board may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures or if the shareholder solicits proxies in support of such shareholder’s nominee(s) without such shareholder having made the representation required by (f) of the preceding sentence. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

In an uncontested election (i.e. any election in which the number of nominees does not exceed the number of Directors to be elected), Directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Any Director nominee that does not receive the requisite votes shall not be elected. Any Director nominee who fails to be elected but who is a Director at the time of the election shall promptly provide a written resignation to the Chairman or the Secretary and remain a Director until a successor shall have been elected and qualified (a “Holdover Director”).

The Nominating and Governance Committee (or the equivalent committee then in existence) shall promptly consider the resignation and all relevant facts and circumstances concerning the vote and the best interests of the Corporation and its shareholders. After consideration, the Nominating and Governance Committee shall make a recommendation to the Board whether to accept or reject the tendered resignation, or whether other action should be taken.

The Board will act on the Nominating and Governance Committee’s recommendation no later than its next regularly scheduled Board Meeting or within 90 days after certification of the shareholder vote, whichever is earlier.

The Board will promptly publicly disclose its decision (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) and the reasons for its decision.

A-2-2

ANNEX 2

REDLINED TO REFLECT PROPOSED CHANGES TO SECTION 2 OF THE

BY-LAWS OF XYLEM INC.

Any Holdover Director who tenders a resignation shall not participate in the Nominating and Governance Committee’s recommendation or Board action regarding whether to accept the resignation offer. If a Holdover Director’s resignation is not accepted, such Holdover Director shall continue to serve until his or her successor is duly elected and qualified or his or her earlier resignation or removal. If a Holdover Director’s resignation is accepted, then the Board may fill the resulting vacancy, or decrease the size of the Board, pursuant to the provisions of Article Fifth of the Articles of Incorporation.

If each member of the Nominating and Governance Committee receives less than a majority of the votes cast at the same election, then the Board shall appoint a committee composed of three independent Directors (with an independent Director being a Director that has been determined by the Board to be “independent” under such criteria as it deems applicable, including, without limitation, applicable New York Stock Exchange rules and regulations and other applicable law) who received more than a majority of the votes cast to consider the resignation offers and recommend to the Board whether to accept the offers. However, if there are fewer than three independent Directors who receive a majority or more of the votes cast in the same election then the Board will promptly consider the resignation and all relevant facts and circumstances concerning the vote and the best interests of the Corporation and its shareholders and act no later than its next regularly scheduled Board Meeting or within 90 days after certification of the shareholder vote, whichever is earlier. If all Directors receive less than a majority of the votes cast at the same election, the election shall be treated as a contested election and the majority vote requirement shall be inapplicable.

2.3. Vacancies on Board. (a) Any Director may resign from office at any time by delivering a written resignation to the Chairman or the Secretary. The resignation will take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(b) Any vacancy resulting from the death, retirement, resignation, or removal of a Director and any newly created Directorship resulting from any increase in the authorized number of Directors may be filled by vote of a majority of the Directors then in office, though less than a quorum. In the case of any vacancy so filled prior to the 2016 Annual Meeting, ~~and~~ any Director so chosen shall hold office for the ~~balance~~remainder of the term of the ~~class of the director he or she succeeds~~Director being replaced or, in the event of an increase in the number of ~~directors~~Directors, of the class to which he or she is assigned ~~and~~, with each such Director to hold office until ~~a~~his or her successor is duly elected and qualified, or until his or her earlier death, retirement, resignation or removal. In the case of any vacancy so filled at or after the 2016 Annual Meeting, any Director so chosen shall serve until the next annual meeting of shareholders, with such Director to hold office until such Director’s successor shall have been elected and qualified, or until his or her earlier death, retirement, resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by applicable law.

2.4. Meetings of the Board.    (a) The Board may hold its meetings, both regular and special, either within or outside the state of Indiana, at such places as from time to time may be determined by the Board or as may be designated in the respective notices or waivers of notice thereof.

(b) Regular meetings of the Board shall be held at such times and at such places as from time to time shall be determined by the Board.

(c) The first meeting of each newly elected Board shall be held as soon as practicable after the annual meeting of the shareholders and shall be for the election of officers and the transaction of such other business as may come before it.

(d) Special meetings of the Board shall be held whenever called by direction of the Chairman or at the request of Directors constituting one-third of the number of Directors then in office.

(e) Members of the Board or any Committee of the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

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ANNEX 2

REDLINED TO REFLECT PROPOSED CHANGES TO SECTION 2 OF THE

BY-LAWS OF XYLEM INC.

(f) The Secretary shall give notice to each Director of any meeting of the Board by mailing the same at least two days before the meeting or by telegraphing or delivering the same not later than the day before the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board. No notice of any adjourned meeting need be given. No notice to or waiver by any Director shall be required with respect to any meeting at which the Director is present.

2.5. Quorum and Action.    Except as otherwise expressly required by applicable law, the Articles of Incorporation or these By-laws, at any meeting of the Board, the presence of at least one-third of the entire Board shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. Unless otherwise provided by applicable law, the Articles of Incorporation or these By-laws, the vote of a majority of the Directors present (and not abstaining) at any meeting at which a quorum is present shall be necessary for the approval and adoption of any resolution or the approval of any act of the Board.

2.6. Presiding Officer and Secretary of Meeting.    The Chairman or, in the absence of the Chairman, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the presiding officer may appoint a secretary of the meeting.

2.7. Action by Consent without Meeting.    Any action required or permitted to be taken at any meeting of the Board or of any Committee thereof may be taken without a meeting if all members of the Board or Committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of their proceedings.

2.8. Standing Committees.    By resolution adopted by a majority of the entire Board, the Board may, from time to time, establish such Standing Committees (including, without limitation, an Audit Committee, a Compensation and Personnel Committee and a Nominating and Governance Committee) with such powers of the Board as it may consider appropriate, consistent with applicable law, the Articles of Incorporation and these By-laws and which are specified by resolution or by committee charter approved by a majority of the entire Board. By resolution adopted by a majority of the entire Board, the Board shall elect, from among its members, individuals to serve on such Standing Committees established by this Section 2.8.

2.9. Other Committees.    By resolution passed by a majority of the entire Board, the Board may also appoint from among its members such other Committees as it may from time to time deem desirable and may delegate to such Committees such powers of the Board as it may consider appropriate, consistent with applicable law, the Articles of Incorporation and these By-laws. Except to the extent inconsistent with the resolutions creating a Committee, Sections 2.4, 2.5, 2.7 and 10 of these By-laws, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements and telephone participation in meetings of the Board, shall apply to each Committee (including any Standing Committee) and its members as well.

2.10. Compensation of Directors.    Unless otherwise restricted by the Articles of Incorporation or these By-laws, Directors shall receive for their services on the Board or any Committee thereof such compensation and benefits, including the granting of options, together with expenses, if any, as the Board may from time to time determine. The Directors may be paid a fixed sum for attendance at each meeting of the Board or Committee thereof and/or a stated annual sum as a Director, together with expenses, if any, of attendance at each meeting of the Board or Committee thereof. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

2.11. Mandatory Classified Board Structure.    The provisions of IC 23-1-33-6(c) shall not apply to the Corporation.

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WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting are available through 11:59 PM (EDT) XYLEM INC. authorizes the day before the named the Annual proxies Meeting. to vote the Your shares Internet in the or same telephone manner vote as if 1133 WESTCHESTER AVENUE you marked, signed and returned your proxy card. If you vote your proxy SUITE N200 by Internet or by telephone, you do not need to mail back your proxy card. VOTE BY INTERNET - www.proxyvote.com WHITE PLAINS, NY 10604 Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. VOTE BY TELEPHONE - 1-800-690-6903 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M54475-P32879 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY XYLEM INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. Vote on Directors 1. Election of three Class II members of the Board of Directors. For Against Abstain Nominees: 1a. Curtis J. Crawford ! ! ! 1b. Robert F. Friel ! ! ! “AGAINST” THE BOARD PROPOSAL OF DIRECTORS 5. RECOMMENDS A VOTE For Against Abstain 1c. Surya N. Mohapatra ! ! ! 5. To vote on a shareowner proposal to allow shareowners ! ! ! to call a Special Meeting. Vote on Proposals 2. Ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting ! ! ! Firm for 2013. 3. To approve, in a non-binding vote, the compensation of ! ! ! our named executive officers. 4. To vote on a management proposal to declassify the ! ! ! Board of Directors starting in 2016. For address changes and/or comments, please check this box and write them ! on the back where indicated. Please indicate if you plan to attend this Annual Meeting. ! ! Yes No (When signing as attorney, executor, administrator, trustee or guardian, give full title. If more than one trustee, all should sign.) Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Xylem Let’s solve water

Xylem Let’s solve water Annual Meeting of Shareowners Tuesday, May 7, 2013, 11:00 a.m. (EDT) Hilton Westchester 699 Westchester Avenue Rye Brook, NY 10573 Note: If you plan to attend the Annual Meeting of Shareowners, please do indicate by marking the appropriate box on the attached proxy card. If you plan to attend the Annual Meeting in person, please bring, in addition to this Admission Ticket, a proper form of identification. The use of video, still photography or audio recording at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated. IF ATTENDING IN PERSON, PLEASE RETAIN AND PRESENT THIS CARD AT THE ENTRANCE TO THE MEETING ROOM. [SEC PROXY ACCESS NOTICE Important Notice Regarding the Internet Availability of Proxy Materials for the Shareowner Meeting to be held on Tuesday, May 7, 2013 at 11:00 a.m. (EDT), at Hilton Westchester, 699 Westchester Avenue, Rye Brook, NY 10573: The proxy materials for XYLEM INC.’s 2013 Annual Meeting of Shareowners, including the 2012 Annual Report and Notice and Proxy Statement are available on the Internet at www.proxyvote.com.] M54476-P32879 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF XYLEM INC. FOR THE ANNUAL MEETING OF SHAREOWNERS TO BE HELD ON MAY 7, 2013: The shareowner(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Christian S. Na and Rina E. Terán, or either of them, each with full power of substitution as proxies, to vote all shares of Xylem Inc. common stock that the shareowner(s) would be entitled to vote on all matters that may properly come before the Annual Meeting and at any adjournments or postponements. The proxies are authorized to vote in accordance with the specifications indicated by the shareowner(s) on the reverse side of this form. If this form is signed and returned by the shareowner(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors. In either case, if this form is signed and returned, the proxies thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the Annual Meeting and at any adjournments or postponements. For participants in the Xylem Retirement Savings Plan for Salaried Employees: Under the savings plan, participants are “named fiduciaries” to the extent of their authority to direct the voting of Xylem Inc. shares credited to their savings plan accounts and their proportionate share of allocated shares for which no direction is received and unallocated shares, if any (together, “Undirected Shares”). Participants under this plan should mail their confidential voting instruction card to Broadridge, acting as tabulation agent, or vote by Phone or Internet. Instructions must be received by Broadridge before 11:59 p.m. (EDT), on May 2, 2013. The trustee of the savings plan will vote Undirected Shares in the same proportion as the shares for which directions are received, except as otherwise provided in accordance with ERISA. By submitting voting instructions by telephone or Internet, or by signing and returning this voting instruction card, you direct the trustee of the savings plan to vote these shares, in person or by proxy, as designated herein, at the Annual Meeting. The Trustee will exercise its discretion in voting on any other matter that may be presented for a vote at the Annual Meeting and at any adjournments or postponements. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued, and to be dated and signed on the reverse side.)